Annex A


                          AGREEMENT AND PLAN OF MERGER

                                      among

                          DISCOVERY LABORATORIES, INC.

                              ATI ACQUISITION CORP.

                                       AND

                            ACUTE THERAPEUTICS, INC.


                                  March 5, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 THE MERGER.........................................................  2
      Section 1.1   The Merger...............................................  2
      Section 1.2   Closing and Effective Time...............................  2
      Section 1.3   Directors and Officers of the Surviving Corporation......  2
      Section 1.4   Certificate of Incorporation.............................  2
      Section 1.5   Bylaws...................................................  2
      Section 1.6   Effect of the Merger.....................................  2

ARTICLE 2 CONVERSION OR EXCHANGE OF SECURITIES...............................  3
      Section 2.1   Conversion of Capital Stock..............................  3
      Section 2.3   Payment for Common Shares; Surrender of Certificates.....  4
      Section 2.4   Appraisal Rights.........................................  5
      Section 2.5   Seller Option Plan.......................................  5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER...........................  6
      Section 3.1   Organization.............................................  6
      Section 3.2   Capitalization...........................................  6
      Section 3.3   Authorization; Validity of Agreement; Necessary Action...  7
      Section 3.4   Consents and Approvals; No Violations....................  7
      Section 3.5   [RESERVED]...............................................  8
      Section 3.6   Absence of Certain Changes...............................  8
      Section 3.7   No Undisclosed Liabilities...............................  9
      Section 3.8   Litigation...............................................  9
      Section 3.9   No Default; Compliance with Applicable Laws..............  9
      Section 3.10  Intellectual Property ...................................  9
      Section 3.11  Tax Returns and Payments ................................ 10
      Section 3.12  Certificate of Incorporation and Bylaws ................. 10
      Section 3.13  Title to Property ....................................... 10
      Section 3.14  Employee Benefits and Contracts ......................... 11
      Section 3.15  Employment; Labor Matters ............................... 12
      Section 3.16  Brokers ................................................. 12
      Section 3.17  Environmental Laws ...................................... 12
      Section 3.18  Insurance ............................................... 13
      Section 3.19  Contracts and Commitments ............................... 13
      Section 3.20  Interests of Officers and Directors ..................... 14
      Section 3.21  Questionable Payments ................................... 14
      Section 3.22  Certain Tax Matters ..................................... 14

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER AND
          ACQUISITION SUBSIDIARY............................................. 15


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      Section 4.1   Organization............................................. 15
      Section 4.2   Capitalization........................................... 15
      Section 4.3   Authorization; Validity of Agreement; Necessary Action... 16
      Section 4.4   Consents and Approvals; No Violations.................... 17
      Section 4.5   SEC Reports and Financial Statements..................... 17
      Section 4.6   Absence of Certain Changes............................... 18
      Section 4.7   No Undisclosed Liabilities............................... 19
      Section 4.8   Litigation............................................... 19
      Section 4.9   No Default; Compliance with Applicable Laws.............. 19
      Section 4.10  Intellectual Property ................................... 20
      Section 4.11  Tax Returns and Payments ................................ 20
      Section 4.12  Certificate of Incorporation and Bylaws ................. 21
      Section 4.13  Title to Property ....................................... 21
      Section 4.14  Employee Benefits and Contracts ......................... 21
      Section 4.15  Employment; Labor Matters ............................... 22
      Section 4.16  Brokers ................................................. 23
      Section 4.17  Environmental Laws ...................................... 23
      Section 4.18  Insurance ............................................... 23
      Section 4.19  Contracts and Commitments ............................... 23
      Section 4.20  Interests of Officers and Directors ..................... 24
      Section 4.21  Questionable Payments ................................... 24
      Section 4.22  Certain Tax Matters ..................................... 25
      Section 4.23  No Prior Activities ..................................... 25

ARTICLE 5  COVENANTS......................................................... 25
      Section 5.1   Interim Operations of Seller and Buyer................... 25
      Section 5.2   Access; Confidentiality.................................. 27
      Section 5.3   Additional Agreements.................................... 27
      Section 5.4   Consents and Approvals; HSR Act.......................... 28
      Section 5.5   Exclusivity.............................................. 28
      Section 5.6   Publicity................................................ 28
      Section 5.7   Notification of Certain Matters.......................... 28
      Section 5.8   Indemnification.......................................... 29
      Section 5.9   Approval of Stockholders................................. 29
      Section 5.10  Buyer Proxy Statement ................................... 30
      Section 5.11  Seller Information Statement ............................ 30
      Section 5.12  Tax Treatment............................................ 31
      Section 5.13  Form S-8 ................................................ 31
      Section 5.14  Reservation of Buyer Common Stock ....................... 31
      Section 5.15  Consolidation of Operations ............................. 31
      Section 5.16  Consolidation of Board of Directors ..................... 32
      Section 5.17  Incentive Bonus Payments ................................ 32

ARTICLE 6 CONDITIONS......................................................... 32
      Section 6.1   Conditions to Each Party's Obligation to Effect the
                    Merger................................................... 32


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      Section 6.2   Additional Conditions to Obligations of Seller........... 33
      Section 6.3   Additional Conditions to Obligations of Buyer and
                    Acquisition Subsidiary................................... 34

ARTICLE 7 TERMINATION........................................................ 35
      Section 7.1   Termination.............................................. 35
      Section 7.2   Effect of Termination.................................... 36

ARTICLE 8  MISCELLANEOUS..................................................... 36
      Section 8.1   Fees and Expenses........................................ 36
      Section 8.2   Amendment and Modification............................... 36
      Section 8.3   Nonsurvival of Representations and Warranties............ 36
      Section 8.4   Notices.................................................. 37
      Section 8.5   Interpretation........................................... 38
      Section 8.6   Counterparts............................................. 38
      Section 8.7   Entire Agreement; No Third Party Beneficiaries;
                    Rights of Ownership...................................... 38
      Section 8.8   Severability............................................. 38
      Section 8.9   Governing Law............................................ 38
      Section 8.10  Assignment .............................................. 39

Exhibit A  -  Form of Capetola Employment Agreement
Exhibit B  -  Form of Key Executive Employment Agreement
Exhibit C  -  Form of Option Agreement for 338,500 Shares
Exhibit D  -  Form of Option Agreement for 175,000 Shares
Exhibit E  -  Form of Option Agreement for 160,000 Shares
Exhibit F  -  Form of Registration Rights Agreement
Exhibit G  -  Form of Investment Agreement
Exhibit H  -  Form of Lock-up Agreement
Exhibit I  -  Form of Buyer 1998 Stock Option Plan


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

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated March 5, 1998, by and among Discovery Laboratories, Inc., a Delaware corporation ("Buyer" or "Discovery"), ATI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition Subsidiary"), and Acute Therapeutics, Inc., a Delaware corporation ("Seller" or "Acute").

                                    RECITALS:

      WHEREAS, upon and subject to the terms and conditions of this Agreement, Acquisition Subsidiary will merge with and into Seller (the "Merger") and Seller will become a wholly-owned subsidiary of Buyer;

      WHEREAS, the Boards of Directors of Seller and Buyer have each determined that it is in the best interests of their respective stockholders for Buyer to acquire Seller upon the terms and subject to the conditions set forth herein; and

      WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Seller and Buyer have each approved this Agreement and the Merger of Acquisition Subsidiary with and into Seller in accordance with the Delaware General Corporation Law ("DGCL"), and upon the terms and subject to the conditions set forth herein; and

      WHEREAS, the Board of Directors of Seller has resolved to recommend approval of this Agreement and the Merger to the holders of shares of Seller's Common Stock, $0.001 par value per share (the "Common Shares") and the holder of shares of Seller's Series A Preferred Stock, $0.001 par value per share (the "Series A Acute Preferred Shares");

      WHEREAS, for federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller, Buyer and Acquisition Subsidiary hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

      Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Seller and Acquisition Subsidiary shall consummate the Merger pursuant to which Acquisition Subsidiary shall be merged with and into Seller in accordance with Section 251 of the DGCL, the separate corporate existence of Acquisition Subsidiary shall cease, and Seller shall continue as the surviving corporation in the Merger (Seller is sometimes referred to as the "Surviving Corporation").

      Section 1.2 Closing and Effective Time . The closing of the Merger (the "Closing") shall take place (i) at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction or waiver of all of the conditions set forth in Article 6 hereof, at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, NY 10019 or (ii) at such other time and place as Buyer and Seller shall agree (the "Closing Date"). Immediately after completion of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Delaware Secretary of State, or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time." The date of the Effective Time is hereinafter referred to as the "Effective Date."

      Section 1.3 Directors and Officers of the Surviving Corporation. The directors and officers of Seller at the Effective Time shall be the initial directors and officers, respectively, of the Surviving Corporation.

      Section 1.4 Certificate of Incorporation. The certificate of incorporation of Acquisition Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

      Section 1.5 Bylaws. The bylaws of Acquisition Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

      Section 1.6 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Seller and Acquisition Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Acquisition Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

                                   ARTICLE 2

                      CONVERSION OR EXCHANGE OF SECURITIES

      Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Acquisition Subsidiary, Seller, or the holders of any Common Shares or Series A Acute Preferred Shares or Series B Acute Preferred Shares (as herein defined) or any shares of capital stock of Acquisition Subsidiary:


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

      (a) Acquisition Subsidiary Capital Stock. Each issued and outstanding share of capital stock of Acquisition Subsidiary shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

      (b) Cancellation of Treasury Stock and Series A Acute Preferred Shares. All Common Shares that are owned by Seller and all Series A Acute Preferred Shares that are owned by Buyer shall be cancelled and extinguished without any conversion thereof and no consideration shall be delivered in exchange therefor.

      (c) Conversion of Common Shares. Each issued and outstanding Common Share (other than Common Shares to be canceled in accordance with Section 2.1(b) and any dissenting Common Shares which are held by stockholders exercising appraisal rights pursuant to the DGCL ("Dissenting Stockholders")) shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the certificate formerly representing such Common Share (the "Common Share Certificate") in the manner provided in Section 2.3 below, 3.91 shares of Common Stock, $.001 par value of Buyer ("Buyer Common Stock"). The number of shares of Buyer Common Stock into which each Common Share will be automatically converted is referred to as the "Conversion Ratio." All such Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Common Shares shall cease to have any rights with respect thereto, except the right to receive the merger consideration therefor upon the surrender of such certificate in accordance with Section 2.3, or, in the case of Dissenting Stockholders, the right, if any, to receive payment from the Surviving Corporation of the fair value of such Common Shares as determined in accordance with the DGCL. No fractional shares of Buyer Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.3(c).

      Section 2.2 Exchange of Series B Acute Preferred Shares. Each issued and outstanding Share of Seller's Series B Preferred Stock, $0.001 par value per share (the "Series B Acute Preferred Shares") shall, at the Closing, be exchanged for one share of Series A Preferred Stock, $0.001 par value per share of Buyer (the "Discovery Preferred Shares"), pursuant to an exchange agreement between Buyer and Johnson & Johnson Development Corporation ("JJDC")(the "Exchange Agreement") in form and substance reasonably acceptable to Buyer and Seller.

      Section 2.3 Payment for Common Shares; Surrender of Certificates

      (a) Letter of Transmittal. As soon as practicable after the Effective Time, Buyer will send to each record holder of Common Shares at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering Common Share Certificates to Buyer's transfer agent, who shall be appointed exchange agent with respect to the Merger (the "Exchange Agent").

      (b) Payment Procedures. Promptly after the Effective Time, Buyer shall request that the Exchange Agent distribute to each former holder of Common Shares, upon surrender to the Exchange Agent of one or more Common Share Certificates for cancellation together with a duly executed and properly completed letter of transmittal, the shares of Buyer Common Stock receivable by such holder in accordance with the provisions of Section 2.1(c). If Buyer Common Stock is to be delivered to a person other than the person in whose name a Common Share Certificate is so registered, the Common Share Certificate is so surrendered shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such Common Share Certificate surrendered, or such person shall establish to the satisfaction of Buyer that such tax has been paid or is not


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

applicable. No interest shall be paid on any consideration payable in the Merger to former holders of Common Shares.

      (c) No Fractional Shares.

            (i) No fractional shares of Buyer Common Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, cash adjustments will be paid to the former holder of Common Shares in respect of any fraction of a share of Buyer Common Stock which would otherwise be issuable under this Agreement. Such cash adjustment shall be equal to an amount determined by multiplying (A) the fractional share of Buyer Common Stock to which the holder of Seller Common Stock would be otherwise entitled under Section 2.1(c) (after aggregating all shares of Buyer Common Stock to which such holder is entitled), by (B) the average closing price of shares of Buyer Common Stock on The Nasdaq Small Cap Market for the twenty trading days immediately preceding the Effective Date.

            (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Common Shares with respect to any fractional share interests of Buyer Common Stock, the Exchange Agent shall promptly pay such amounts to such former holders of Common Shares subject to and in accordance with the terms of this Section 2.3. Buyer will make available to the Exchange Agent the cash necessary for this purpose.

      Section 2.4 Appraisal Rights. Notwithstanding any other provision of this Agreement to the contrary, including but without limitation Section 6.3(f), Common Shares held by a holder who has not voted such Common Shares in favor of the approval of this Agreement and the Merger or consented thereto in writing and with respect to which appraisal rights shall have been demanded and perfected in accordance with Section 262 of the DGCL (the "Dissenting Common Shares") and as of the Effective Time not withdrawn shall not be converted into the right to receive the consideration payable pursuant to Section 2.1(c) at or after the Effective Time, but such Common Shares shall become the right to receive such consideration as may be determined to be due to holders of Dissenting Common Shares pursuant to the laws of the State of Delaware unless and until the holder of such Dissenting Common Shares withdraws his or her demand for such appraisal or becomes ineligible for such appraisal. If a holder of Dissenting Common Shares shall withdraw his or her demand for such appraisal or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Common Shares shall automatically be converted into and represent the right to receive the merger consideration as provided in Section 2.1(c). Seller shall give Buyer (i) prompt written notice of any demands for appraisal of Common Shares received by Seller and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Seller shall not, without prior written consent of Buyer, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.


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

      Section 2.5 Seller Option Plan.

      (a) Assumption of Options. Each outstanding option to purchase Common Shares issued to employees, non-employee directors and consultants of Seller pursuant to Seller's 1996 Stock Option/Stock Issuance Plan, as amended (the "Seller Option Plan"), except for options to purchase 44,800 Common Shares granted on October 10, 1996, as listed on Schedule 2.5 hereto which shall terminate on the Closing, whether vested or unvested (each a "Stock Option"), shall remain outstanding after the Effective Time and shall be assumed by Buyer. The parties intend that Buyer's assumption of the Stock Options shall be treated as "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and this subsection (a) shall be interpreted and applied consistent with such intent. Each Stock Option assumed by Buyer shall be exercisable upon the same terms and conditions as under the Seller Option Plan and applicable option agreement issued thereunder, except that (i) such option shall be exercisable for that number of shares of Buyer Common Stock equal to the number of Common Shares for which such option was exercisable times the Conversion Ratio, and (ii) the exercise price of such option shall be equal to the exercise price of such option divided by the Conversion Ratio. The number of shares of Buyer Common Stock subject to an option assumed by Buyer shall be rounded to the nearest whole number (with .5 rounded up) and the exercise price thereof shall be rounded up to the nearest whole cent.

      (b) Notice. As soon as practicable after the Effective Time, Buyer shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the Buyer Option Plan (as defined in Section 4.2 hereof). The agreements evidencing the grants of such Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.5 after giving effect to the Merger).

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

      Seller represents and warrants to Buyer and Acquisition Subsidiary as follows:

      Section 3.1 Organization.

      (a) Except as set forth in Section 3.1 of the disclosure schedule delivered to Buyer on or before the date hereof (the "Seller Disclosure Schedule"), Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and, except as set forth in Section 3.1 of the Seller Disclosure Schedule, is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not have a Seller Material Adverse Effect (as defined below in Section 3.1(b)). Seller does not own or control any subsidiary.

      (b) The term "Seller Material Adverse Effect" means any individual material adverse effect, or adverse effects which in the aggregate (whether or not related and whether or not any individual effect is material) have a material adverse effect, on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of Seller or could reasonably be expected to prevent or materially delay the consummation of the Merger.


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

      Section 3.2 Capitalization.

      (a) Capitalization. The authorized capital stock of Seller consists of 2,000,000 Common Shares, par value $0.001 per share and 1,000,000 shares of Preferred Stock, $0.001 par value per share, of which 600,000 shares are designated Series A Acute Preferred Shares and 2,200 shares are designated Series B Acute Preferred Shares. The outstanding Series A Acute Preferred Shares are convertible into 600,000 shares of Common Shares at the conversion price in effect with respect thereto. The Series B Acute Preferred Shares are not convertible. As of December 31, 1997, (i) 202,000 Common Shares were issued and outstanding, (ii) 600,000 Series A Acute Preferred Shares were issued and outstanding and were convertible into 600,000 Common Shares, (iii) 2,039 Series B Acute Preferred Shares were issued and outstanding and held by JJDC, (iv) no shares of Common Stock were held in the treasury of Seller, and (v) 202,300 Common Shares were reserved for issuance upon exercise of outstanding options under the Seller Option Plan. Section 3.2 of the Seller Disclosure Schedule sets forth a true and correct list as of December 31, 1997 of all holders of options to purchase Common Shares, the number of such options outstanding as of such date and the exercise price per option. All of the outstanding shares of Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section
3.2 and in Section 3.2 of the Seller Disclosure Schedule, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating Seller to issue or sell any shares of capital stock of or other equity interests in Seller. Seller is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

      (b) Seller does not directly or indirectly own or have a right to acquire an equity interest in any corporation, partnership, joint venture or other business association or entity.

      Section 3.3 Authorization; Validity of Agreement; Necessary Action. Seller has full corporate power and authority to execute and deliver this Agreement, all agreements to which Seller is or will be a party that are exhibits to this Agreement and the Management Agreement of even date herewith between Buyer and Seller (the "Management Agreement") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and such other agreements and the consummation of the Merger and of the other transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of Seller and no other corporate or stockholder action on the part of Seller is necessary to authorize the execution and delivery by Seller of this Agreement and such other agreements and the consummation of the transactions contemplated hereby and thereby (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Seller capital stock entitled to vote with respect thereto). This Agreement and such other agreements have been duly executed and delivered by Seller and, assuming due and valid authorization, execution and delivery hereof by the other parties thereto are valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

      Section 3.4 Consents and Approvals; No Violations. Except for the filings or the consents, authorizations or approvals under the agreements set forth in
Section 3.4 of the Seller Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934 (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, the DGCL and the filing and recordation of a Certificate of Merger under the DGCL, neither the execution, delivery or performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the bylaws of Seller, (ii) require


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

any filing with, or permit, authorization, consent or approval of any court, arbitration tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "Governmental Entity") on the part of Seller, (iii) require the consent of any person under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets may be bound (the "Seller Specified Agreements"), the lack of which consent, or which violation, breach or default, individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, any of its subsidiaries or any of their properties or assets.

      Section 3.5 [RESERVED]

      Section 3.6 Absence of Certain Changes. Since December 31, 1997, except as contemplated by this Agreement, there has not been:

      (a) any Seller Material Adverse Effect;

      (b) any material damage, destruction or loss (whether or not covered by insurance) with respect to any of the material assets of Seller;

      (c) any issuance, redemption or acquisition of capital stock by Seller or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to capital stock;

      (d) any stock split, reverse stock split, combination, reclassification or other similar action with respect to capital stock;

      (e) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement;

      (f) any acquisition or disposition of rights (pursuant to license, sublicense or otherwise) under or with respect to any patent, copyright, trademark, tradename or other intellectual property right or registration thereof or application therefor;

      (g) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any material asset of Seller; or

      (h) any change by Seller in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the Buyer Financial Statements (as defined in Section 4.5 below).

      Except as set forth in Section 3.6 of the Seller Disclosure Schedule, since December 31, 1997 Seller has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations. Except as set forth in Section 3.6 of the Seller Disclosure Schedule, no person has or will have the right to receive any severance, bonus, other payment, increase or change in benefits or vesting of stock options, shares or other benefits as a result of any of the transactions contemplated by this Agreement.


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

      Section 3.7 No Undisclosed Liabilities. Except as set forth in Section 3.7 of the Seller Disclosure Schedule, and except as reflected in the Buyer Financial Statements, Seller has no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities incurred in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

      Section 3.8 Litigation. Except as disclosed in Section 3.8 of the Seller Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller. Except as disclosed in Section 3.8 of the Seller Disclosure Schedule, Seller is not subject to any outstanding order, writ, injunction or decree.

      Section 3.9 No Default; Compliance with Applicable Laws. The business of Seller is not being conducted in default or violation of any term, condition or provision of (i) its certificate of incorporation or bylaws, (ii) any Seller Specified Agreement or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Seller, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to Seller is pending or, to the knowledge of Seller, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same. Seller has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Seller Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Seller Permit.

      Section 3.10 Intellectual Property. Except as set forth in Section 3.10 of the Seller Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, Seller owns or possesses adequate licenses or other valid rights to use all patents, trademarks, trade names, copyrights, service marks, trade secrets, know-how and other proprietary rights and information used or held for use in connection with the business of Seller as currently conducted, and Seller is unaware of any assertion or claim challenging the validity of any of the foregoing. Section
3.10 of the Seller Disclosure Schedule lists all material licenses, sublicenses and other agreements to which Seller is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of Seller and
(ii) Seller is authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and other software licenses) of a third party, true and correct copies of which have been provided to Buyer and Acquisition Subsidiary. The conduct of the business of Seller as currently conducted does not conflict in any way with any patent, license, trademark, or copyright of any third party. To the knowledge of Seller, there are no infringements of any proprietary rights owned by or licensed by or to Seller that could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Seller has taken reasonable security measures to protect the confidentiality of its trade secrets. Except as set forth in Section 3.10 of the Seller Disclosure Schedule, all current and past employees or consultants of Seller, who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed such trade secrets, or who have or had access to information disclosing such trade secrets, have entered into confidentiality and non-disclosure agreements with Seller (the "Seller Trade Secret Agreements"). Any exception which has been taken to the Trade Secrets Agreements (for example an employee or consultant excluding a prior invention) is described in Section 3.10 of the Seller Disclosure Schedule, including the exception taken and the employee taking such exception. To the knowledge of Seller, neither Seller, nor its employees or its consultants have caused any of Seller's trade secrets to become part of the public knowledge or literature, nor has Seller, its employees or consultants permitted any such trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of Seller.

      Section 3.11 Tax Returns and Payments. Except as set forth in Section 3.11 of the Seller Disclosure Schedule, all tax returns and reports with respect to Seller required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid have been paid or provided for. Seller has no knowledge of any unpaid taxes or any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against Seller. Seller has no knowledge of any tax audit of Seller by any taxing or other authority in connection with any of its fiscal years; Seller has no knowledge of any such audit currently pending or threatened, and Seller has no knowledge of any tax liens on any of the properties of Seller.

      Section 3.12 Certificate of Incorporation and Bylaws. Seller has heretofore furnished to Buyer and Acquisition Subsidiary a complete and correct copy of the certificate of incorporation and the bylaws, each as amended to the date hereof, of Seller. Such certificate of incorporation and bylaws are in full force and effect. Seller is not in violation of any of the provisions of its certificate of incorporation or bylaws.

      Section 3.13 Title to Property.

      (a) Seller has good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by it, free and clear of all material liens, security interests, claims, encumbrances and charges, excluding (i) immaterial liens for fees, taxes, levies, imposts, duties or governmental tax of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) immaterial liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) purchase money liens on office, computer and related equipment and supplies incurred in the ordinary course of business, and (iv) liens or defects in title or leasehold rights that, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

      (b) Consummation of the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or require the consent of others under, any lease in which Seller is a lessee, except for breaches or defaults which, individually, or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

      Section 3.14 Employee Benefits and Contracts.

            (a) Section 3.14 of the Seller Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by Seller. Each of such employee benefit plans complies in all material respects with applicable requirements of ERISA or the Code of 1986 and no "reportable event" or "prohibited transaction" (as such terms are defined in ERISA) has occurred with respect to any such plan, and no termination, if it has occurred or were to occur before the Effective Date, would present a risk of liability to any Governmental Entity or other persons that would have a Seller Material Adverse Effect.

            (b) Seller has never maintained an employee benefit plan subject to
Section 412 of the Code or Title IV of ERISA. Each employee benefit plan of Seller intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service confirming such qualification. Seller has never had an obligation to contribute to a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA. There are no unfunded obligations under any employee benefit plan of Seller providing benefits after termination of employment to any employee or former employee, including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980(B) of the Code. Each employee benefit plan of Seller may be amended or terminated by Seller without the consent or approval of any other person. There is no employee benefit plan, stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, or severance benefit plan of Seller, any of the benefits of which will be increased or the vesting of the benefits under which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement or the benefits under which will be calculated on the basis of the transactions contemplated by this Agreement.

            (c) Seller is not obligated to make any parachute payment, as defined in Section 280G(b)(2) of the Code, nor will any parachute payment be deemed to have occurred as a result of or arising out of any of the transactions contemplated by this Agreement. Seller has no contract, agreement, obligation or arrangement with any employee or other person, any of the benefits of which will be increased or the vesting of the benefits under which will be accelerated by any change of control of Seller or the occurrence of any of the transactions contemplated by this Agreement or the benefits under which will be calculated on the basis of the transactions contemplated by this Agreement.

      Section 3.15 Employment; Labor Matters.

      (a) Seller has delivered to Buyer true, complete and correct copies of all employment agreements and all consulting agreements to which Seller is a party.

      (b) Except as set forth in Section 3.15 of the Seller Disclosure Schedule
(i) Seller is not a party to any outstanding employment agreements or contracts with directors, officers, employees or consultants; (ii) Seller is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to employees (other than as required by law); and (iii) Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller, nor does Seller know of any activities or proceedings of any labor union to organize any such employees.

      Section 3.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

      Section 3.17 Environmental Laws. Except as could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse
Effect: (i) Seller is in compliance with all applicable Environmental Laws (as defined below); (ii) all past noncompliance, if any, of Seller with Environmental Laws or Environmental Permits (as defined below) has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) Seller has not released or transported a Hazardous Material (as defined below), in violation of any Environmental Law.

            For purposes of this Agreement:

            (a) "Environmental Law" shall mean any law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

            (b) "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

            (c) "Hazardous Material" shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local government authority, any state or the United State Government.

            Section 3.18 Insurance. Section 3.18 of the Seller Disclosure Schedule sets forth a true and complete list of all insurance policies in force at the date hereof, with respect to the assets, properties or operations of Seller. True and complete copies of all such insurance policies have been made available to Buyer and Acquisition Subsidiary by Seller. Such policies are in full force and effect.

      Section 3.19 Contracts and Commitments.

      (a) Except as disclosed in Section 3.10, 3.15 or 3.19 of the Seller Disclosure Schedule, Seller is not a party or subject to:

            (i) any plan, contract or arrangement, written or oral, which requires aggregate payments by Seller in excess of $50,000 per year or which provides for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

            (ii) any joint marketing, joint development or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

            (iii) any lease for real or personal property in which the amount of payments which Seller is required to make on an annual basis exceeds $50,000;

            (iv) any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger, or the consummation of the transactions contemplated hereby or thereby;

            (v) except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $50,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $50,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

            (vi) any contract containing covenants purporting to limit Seller's freedom to compete in any line of business or in any geographic area or with any third party,

            (vii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000; or

            (viii) any other agreement, contract or commitment which is material to Seller taken as a whole.

      (b) Except as disclosed in Section 3.19 of the Seller Disclosure Schedule, each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in Section
3.19 of the Seller Disclosure Schedule is valid and binding on Seller and the other party(ies) thereto, is in full force and effect, and neither Seller, nor to the knowledge of Seller any other party thereto, has breached any material provision of, or is in material default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

      (c) There is no agreement, judgment, injunction, order or decree binding upon Seller which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Seller, any acquisition of property by Seller or the conduct of business by Seller as currently conducted or as proposed to be conducted by Seller.

      Section 3.20 Interests of Officers and Directors. To Seller's knowledge, except as set forth in Section 3.20 of the Seller Disclosure Schedule, no officer or director of Seller has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to Seller any goods, property rights or services; (ii) except for the employment or consulting contracts listed in Section 3.15 of the Seller Disclosure Schedule, any contract or agreement to which Seller is a party or by which it may be bound or affected; or (iii) any property, real or personal, tangible or intangible, used in or pertaining to its business.

      Section 3.21 Questionable Payments. Neither Seller nor to its knowledge any director, officer, agent or other employee of Seller has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Seller; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither Seller nor to its knowledge any director, officer, agent or other employee of Seller has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Seller or with respect to any political contribution.

      Section 3.22 Certain Tax Matters. Neither Seller nor, to the knowledge of Seller, any of its affiliates has taken or agreed to take any action that could be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. Seller is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                       OF BUYER AND ACQUISITION SUBSIDIARY

      Buyer and Acquisition Subsidiary represent and warrant to Seller as follows:

      Section 4.1 Organization.

      (a) Except as set forth in Section 4.1 of the disclosure schedule delivered to Seller on or before the date hereof (the "Buyer Disclosure Schedule"), each of Buyer and Acquisition Subsidiary (which is the only subsidiary of Buyer other than Seller) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and, except as set forth in Section 4.1 of the Buyer Disclosure Schedule, is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not have a Buyer Material Adverse Effect (as defined below in Section 4.1(b)).

      (b) The term "Buyer Material Adverse Effect" means any individual material adverse effect, or adverse effects which in the aggregate (whether or not related and whether or not any individual effect is material) have a material adverse effect, on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of Buyer and its subsidiaries taken as a whole or that could reasonably be expected to prevent or materially delay the consummation of the Merger.

      (c) For purposes of this Article 4 and Article 5, Acute shall not be considered to be a subsidiary of Buyer.

      Section 4.2 Capitalization.

      (a) Capitalization. The authorized capital stock of Buyer consists of 20,000,000 shares of Buyer Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 2,420,282 are designated Series B Convertible Preferred Stock (the "Series B Preferred Stock"). As of December 31, 1997, (i) 3,176,065 shares of Buyer Common Stock were issued and outstanding, (ii) 2,200,256 shares of Series B Preferred Stock were issued and outstanding and were convertible into 3,424,980 shares of Buyer Common Stock, (iii) 115,491 shares of Buyer Common Stock were held in the treasury of the Buyer, (iv) 253,535 shares of Buyer Common Stock were reserved for issuance upon exercise of outstanding options issued under the 1996 Stock Option Plan of Discovery Laboratories, Inc., a former Delaware corporation ("Old Discovery") and outside such plan and assumed by Buyer, (v) an aggregate of 116,162 shares of Buyer Common Stock were reserved for issuance under stock options granted pursuant to Buyer's 1993 and 1995 Stock Option Plans (the "Buyer Option Plans"), (vi) an aggregate of 2,297 shares of Buyer Common Stock were reserved for issuance under stock options granted by Buyer outside the Buyer Option Plans, (vii) an aggregate of 2,055,624 shares of Buyer Common Stock were reserved for issuance under outstanding warrants as more fully described in
Section 4.2 of the Buyer Disclosure Schedule, (viii) 342,499 shares of Buyer Common Stock were reserved for issuance upon conversion of the 220,026 shares of Series B Preferred Stock issuable upon the exercise of outstanding warrants, and
(ix) 173,333 shares of Buyer Common Stock were reserved for issuance upon exercise of Buyer's outstanding unit purchase option (including warrants issuable upon the exercise of such unit purchase option). Section 4.2 of the Buyer Disclosure Schedule sets forth a true and correct list as of December 31, 1997 of all holders of options to purchase shares of Buyer Common Stock, the number of such options outstanding as of such date and the exercise price per option. All of the outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.2 and Section 4.2 of the Buyer Disclosure Schedule, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating Buyer or Acquisition Subsidiary to issue or sell any shares of capital stock of or other equity interests in Buyer or Acquisition Subsidiary other than Buyer's obligation to reset the conversion price applicable to the Series B Preferred Stock under the circumstances described in Buyer's Restated Certificate of Incorporation. Buyer is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

      (b) Except as set forth in Section 4.2 of the Buyer Disclosure Schedule, all of the outstanding shares of the capital stock of Acquisition Subsidiary are beneficially owned by Buyer, directly or indirectly, and all such shares have been duly authorized, validly issued and are fully paid and nonassessable and are owned by either Buyer or one of its subsidiaries free and clear of all liens, security interests, charges, claims or encumbrances of any nature whatsoever. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of Acquisition Subsidiary. Except as set forth in Section 4.2 of the Buyer Disclosure Schedule, Buyer does not directly or indirectly own or have a right to acquire an equity interest in any corporation, partnership, joint venture or other business association or entity.

      Section 4.3 Authorization; Validity of Agreement; Necessary Action. Each of Buyer and Acquisition Subsidiary has full corporate power and authority to execute and deliver this Agreement and all agreements to which Buyer and Acquisition Subsidiary is or will be a party that are exhibits to this Agreement, including the Employment Agreements (as defined in Section 6.2 herein), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer and Acquisition Subsidiary of this Agreement, and the consummation of the Merger and of the other transactions contemplated hereby and thereby, have been duly authorized by the Boards of Directors of Buyer and Acquisition Subsidiary, as the case may be, and no other corporate or stockholder action on the part of Buyer and Acquisition Subsidiary is necessary to authorize the execution and delivery by Buyer or Acquisition Subsidiary of this Agreement and the consummation of the transactions contemplated hereby and thereby (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares (on an as-converted basis) of Buyer capital stock entitled to vote with respect thereto). This Agreement has been duly executed and delivered by Buyer and Acquisition Subsidiary and assuming due and valid authorization, execution and delivery hereof by Seller, is a valid and binding obligation of Buyer and Acquisition Subsidiary, as the case may be, enforceable against Buyer and Acquisition Subsidiary in accordance with their respective terms.

      Section 4.4 Consents and Approvals; No Violations. Except for the filings or the consents, authorizations or approvals under the agreements set forth in
Section 4.4 of the Buyer Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws, the DGCL and the filing and recordation of a Certificate of Merger under the DGCL, neither the execution, delivery or performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the bylaws of Buyer or Acquisition Subsidiary,
(ii) require any filing with, or permit, authorization, consent or approval of, a Governmental Entity, on the part of Buyer or Acquisition Subsidiary, (iii) require the consent of any person under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer or Acquisition Subsidiary is a party or by which any of them or any of their properties or assets may be bound (the "Buyer Specified Agreements"), the lack of which consent, or which violation, breach or default, individually or in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, Acquisition Subsidiary or any of their properties or assets.

      Section 4.5 SEC Reports and Financial Statements.

      (a) Buyer has timely filed with the Securities and Exchange Commission (the "SEC"), and has delivered to Seller, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996, under the Securities Act of 1933, as amended, or the Exchange Act (collectively, the "SEC Documents"). Except as set forth in Section 4.5 of the Buyer Disclosure Schedule, the SEC Documents (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, including without limitation the applicable accounting requirements thereunder and the published rules and regulations of the SEC with respect thereto, (ii) when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Acquisition Subsidiary is not required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

      (b) Except as set forth in Section 4.5 of the Buyer Disclosure Schedule, the consolidated financial statements of Buyer contained in the SEC Documents (the "Buyer Financial Statements"), have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position and the results of operations and cash flows (and changes in financial position, if any) of Buyer and Acquisition Subsidiary as of the respective dates and for the respective periods thereof, except that the unaudited interim quarterly financial statements were or are subject to normal and recurring year-end adjustments which were or are not expected to be material in amount and did not or may not have included footnote disclosure that would otherwise be required by GAAP. Except as set forth in Section 4.5 of the Buyer Disclosure Schedule, Buyer is not aware of any facts or circumstances which would require Buyer to amend or restate any of the SEC Documents, including without limitation the financial information included therein.

      Section 4.6 Absence of Certain Changes. Since December 31, 1997, except as contemplated by this Agreement or set forth in Section 4.6 of the Buyer Disclosure Schedule, there has not been:

      (a) any Buyer Material Adverse Effect;

      (b) any material damage, destruction or loss (whether or not covered by insurance) with respect to any of the material assets of Buyer or Acquisition Subsidiary;

      (c) any issuance, redemption or acquisition of capital stock by Buyer or Acquisition Subsidiary or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to capital stock;

      (d) any stock split, reverse stock split, combination, reclassification or other similar action with respect to capital stock;

      (e) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement;

      (f) any acquisition or disposition of rights (pursuant to license, sublicense or otherwise) under or with respect to any patent, copyright, trademark, tradename or other intellectual property right or registration thereof or application therefor;

      (g) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any material asset of Buyer or Acquisition Subsidiary; or

      (h) any change by Buyer in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the SEC Documents.

      Except as set forth in Section 4.6 of the Buyer Disclosure Schedule, since December 31, 1997, Buyer and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of Buyer and Acquisition Subsidiary taken as a whole. Except as set forth in
Section 4.14(b) of the Buyer Disclosure Schedule, no person has or will have the right to receive any severance, bonus, other payment, increase or change in benefits or vesting of stock options, shares or other benefits as a result of any of the transactions contemplated by this Agreement.

      Section 4.7 No Undisclosed Liabilities. Except as set forth in Section 4.7 of the Buyer Disclosure Schedule, and except as reflected in the Buyer Financial Statements contained in the SEC Documents, Buyer and Acquisition Subsidiary have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities incurred in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

      Section 4.8 Litigation. Except as disclosed in the SEC Documents or in
Section 4.8 of the Buyer Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer. Except as disclosed in the SEC Documents or in Section 4.8 of the Buyer Disclosure Schedule, neither Buyer nor Acquisition Subsidiary is subject to any outstanding order, writ, injunction or decree.

      Section 4.9 No Default; Compliance with Applicable Laws. Except as disclosed in Section 4.9 of the Buyer Disclosure Schedule, the business of each of Buyer and Acquisition Subsidiary is not being conducted in default or violation of any term, condition or provision of (i) its certificate of incorporation or bylaws, (ii) any Buyer Specified Agreement or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Buyer or Acquisition Subsidiary, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. Except as disclosed in Section
4.9 of the Buyer Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to Buyer or Acquisition Subsidiary is pending or, to the knowledge of Buyer, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same. Each of Buyer and Acquisition Subsidiary has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Buyer Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Buyer Permit.

      Section 4.10 Intellectual Property. Except as set forth in Section 4.10 of the Buyer Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, Buyer and its subsidiaries own or possess adequate licenses or other valid rights to use all patents, trademarks, trade names, copyrights, service marks, trade secrets, know-how and other proprietary rights and information used or held for use in connection with the business of Buyer and its subsidiaries as currently conducted, and Buyer is unaware of any assertion or claim challenging the validity of any of the foregoing. Section 4.10 of the Buyer Disclosure Schedule lists all material licenses, sublicenses and other agreements to which the Buyer or Acquisition Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of the Buyer or Acquisition Subsidiary and (ii) Buyer or its subsidiaries are authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and other software licenses) of a third party, true and correct copies of which have been provided to Seller. Except as set forth in Section 4.10 of the Buyer Disclosure Schedule, the conduct of the business of Buyer and its subsidiaries as currently conducted does not conflict in any way with any patent, license or copyright of any third party. To the knowledge of Buyer, except as set forth in
Section 4.10 of the Buyer Disclosure Schedule, there are no infringements of any proprietary rights owned by or licensed by or to Buyer or Acquisition Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer has taken reasonable security measures to protect the confidentiality of its trade secrets. All current and past employees or consultants of Buyer, who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed such trade secrets, or who have or had access to information disclosing such trade secrets, have entered into confidentiality and non-disclosure agreements with Buyer (the "Buyer Trade Secret Agreements"). Any exception which has been taken to the Buyer Trade Secrets Agreements (for example an employee or consultant excluding a prior invention) is described in Section 4.10 of the Buyer Disclosure Schedule, including the exception taken and the employee taking such exception. To the knowledge of Buyer, neither Buyer, nor its employees or its consultants have caused any of Buyer's trade secrets to become part of the public knowledge or literature, nor has Buyer, its employees or consultants permitted any such trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of Buyer.

      Section 4.11 Tax Returns and Payments. All tax returns and reports with respect to Buyer or Acquisition Subsidiary required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid have been paid or provided for. Buyer and Acquisition Subsidiary have no knowledge of any unpaid taxes or any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against Buyer or Acquisition Subsidiary. Buyer and Acquisition Subsidiary have no knowledge of any tax audit of Buyer or Acquisition Subsidiary by any taxing or other authority in connection with any of its fiscal years; Buyer and Acquisition Subsidiary have no knowledge of any such audit currently pending or threatened, and Buyer and Acquisition Subsidiary have no knowledge of any tax liens on any of the properties of Buyer or Acquisition Subsidiary.

      Section 4.12 Certificate of Incorporation and Bylaws. Buyer and Acquisition Subsidiary have heretofore furnished to Seller a complete and correct copy of the certificate of incorporation and the bylaws, each as amended to the date hereof, of Buyer and Acquisition Subsidiary. Such certificate of incorporation and bylaws are in full force and effect. Neither Buyer nor Acquisition Subsidiary is in violation of any of the provisions of its certificate of incorporation.

      Section 4.13 Title to Property.

      (a) Except as disclosed in Section 4.13 to the Buyer Disclosure Schedule, Buyer and Acquisition Subsidiary has good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by them, free and clear of all material liens, security interests, claims, encumbrances and charges, excluding
(i) immaterial liens for fees, taxes, levies, imposts, duties or governmental tax of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) immaterial liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) purchase money liens on office, computer and related equipment and supplies incurred in the ordinary course of business, and (iv) liens or defects in title or leasehold rights that, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect.

      (b) Except as set forth in Section 4.13(b) of the Buyer Disclosure Schedule, consummation of the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or require the consent of others under, any lease in which Buyer or Acquisition Subsidiary is a lessee, except for breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect.

      Section 4.14 Employee Benefits and Contracts.

            (a) Section 4.14 of the Buyer Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the ERISA) maintained by Buyer and Acquisition Subsidiary. Each of such employee benefit plans complies in all material respects with applicable requirements of ERISA or the Internal Revenue Code of 1986, as amended (the "Code") and no "reportable event" or "prohibited transaction" (as such terms are defined in ERISA) has occurred with respect to any such plan, and no termination, if it has occurred or were to occur before the Effective Date, would present a risk of liability to any Governmental Entity or other persons that would have a Buyer Material Adverse Effect.

            (b) Buyer and Acquisition Subsidiary has never maintained an employee benefit plan subject to Section 412 of the Code or Title IV of ERISA. Each employee benefit plan of Buyer or Acquisition Subsidiary intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service confirming such qualification. Neither Buyer nor Acquisition Subsidiary has ever had an obligation to contribute to a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA. There are no unfunded obligations under any employee benefit plan of Buyer or Acquisition Subsidiary providing benefits after termination of employment to any employee or former employee, including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980(B) of the Code. Each employee benefit plan of Buyer or Acquisition Subsidiary may be amended or terminated by Buyer or Acquisition Subsidiary without the consent or approval of any other person. There is no employee benefit plan, stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, or severance benefit plan of Buyer or Acquisition Subsidiary, any of the benefits of which will be increased or the vesting of the benefits under which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement or the benefits under which will be calculated on the basis of the transactions contemplated by this Agreement, except as set forth in Section 4.14(b) of the Buyer Disclosure Schedule.

            (c) Neither Buyer nor Acquisition Subsidiary is obligated to make any parachute payment, as defined in Section 280G(b)(2) of the Code, nor will any parachute payment be deemed to have occurred as a result of or arising out of any of the transactions contemplated by this Agreement. Neither Buyer nor Acquisition Subsidiary has any contract, agreement, obligation or arrangement with any employee or other person, any of the benefits of which will be increased or the vesting of the benefits under which will be accelerated by any change of control of Buyer or Acquisition Subsidiary or the occurrence of any of the transactions contemplated by this Agreement or the benefits under which will be calculated on the basis of the transactions contemplated by this Agreement except as set forth in Section 4.14(b) of the Buyer Disclosure Schedule.

      Section 4.15 Employment; Labor Matters.

      (a) Buyer has delivered to Seller true, complete and correct copies of all employment agreements and all consulting agreements to which Buyer or Acquisition Subsidiary is a party.

      (b) Except as set forth in Section 4.15 of the Buyer Disclosure Schedule
(i) neither Buyer nor Acquisition Subsidiary is a party to any outstanding employment agreements or contracts with directors, officers, employees or consultants; (ii) neither Buyer nor Acquisition Subsidiary is a party to any agreement, policy or practice that requires it to pay termination or severance pay to employees (other than as required by law); and (iii) neither Buyer nor Acquisition Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Buyer or Acquisition Subsidiary, nor does Buyer or Acquisition Subsidiary know of any activities or proceedings of any labor union to organize any such employees.

      Section 4.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Buyer or Acquisition Subsidiary.

      Section 4.17 Environmental Laws. Except as disclosed in Section 4.17 of the Buyer Disclosure Schedule or as could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect: (i) Buyer and Acquisition Subsidiary is in compliance with all applicable Environmental Laws;
(ii) all past noncompliance, if any, of Buyer or Acquisition Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Buyer nor Acquisition Subsidiary has released or transported a Hazardous Material, in violation of any Environmental Law.

      Section 4.18 Insurance. Section 4.18 of the Buyer Disclosure Schedule sets forth a true and complete list of all insurance policies in force at the date hereof, with respect to the assets, properties or operations of each of Buyer and Acquisition Subsidiary. True and complete copies of all such insurance policies have been made available to Seller by Buyer. Such policies will not be terminated as a result of the Merger, subject to payment of applicable premiums. Such policies also are in full force and effect.

      Section 4.19 Contracts and Commitments.

      (a) Except as disclosed in Section 4.10, 4.15 or 4.19 of the Buyer Disclosure Schedule, neither Buyer nor Acquisition Subsidiary is a party or subject to:

            (i) any plan, contract or arrangement, written or oral, which requires aggregate payments by Buyer or Acquisition Subsidiary in excess of $50,000 per year or which provides for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

            (ii) any joint marketing, joint development or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

            (iii) any lease for real or personal property in which the amount of payments which Buyer or Acquisition Subsidiary is required to make on an annual basis exceeds $50,000;

            (iv) any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger, or the consummation of the transactions contemplated hereby or thereby;

            (v) except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $50,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $50,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

            (vi) any contract containing covenants purporting to limit Buyer's or Acquisition Subsidiary's freedom to compete in any line of business or in any geographic area or with any third party,

            (vii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000; or

            (viii) any other agreement, contract or commitment which is material to Buyer and Acquisition Subsidiary taken as a whole.

      (b) Except as disclosed in Section 4.19 of the Buyer Disclosure Schedule, each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in Section
4.19 of the Buyer Disclosure Schedule is valid and binding on Buyer or Acquisition Subsidiary and the other party(ies) thereto, as applicable, and assuming due and valid authorization, execution and delivery by all counter parties, is in full force and effect, and neither Buyer, Acquisition Subsidiary, nor to the knowledge of Buyer any other party thereto, has breached any material provision of, or is in material default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

      (c) There is no agreement, judgment, injunction, order or decree binding upon the Buyer or Acquisition Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Buyer or Acquisition Subsidiary, any acquisition of property by Buyer or Acquisition Subsidiary or the conduct of business by Buyer or Acquisition Subsidiary as currently conducted or as proposed to be conducted by Buyer or Acquisition Subsidiary.

      Section 4.20 Interests of Officers and Directors. To Buyer's knowledge, except as set forth in Section 4.20 of the Buyer Disclosure Schedule, no officer or director of Buyer or Acquisition Subsidiary has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to Buyer or Acquisition Subsidiary any goods, property rights or services; (ii) except for the contracts listed in
Section 4.15 of the Buyer Disclosure Schedule, any contract or agreement to which Buyer or Acquisition Subsidiary is a party or by which it may be bound or affected; or (iii) any property, real or personal, tangible or intangible, used in or pertaining to its business or that of Acquisition Subsidiary.

      Section 4.21 Questionable Payments. Neither Buyer nor Acquisition Subsidiary nor to its knowledge any director, officer, agent or other employee of Buyer or Acquisition Subsidiary has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Buyer or Acquisition Subsidiary; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither Buyer nor Acquisition Subsidiary nor to its knowledge any director, officer, agent or other employee of Buyer or Acquisition Subsidiary has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Buyer or Acquisition Subsidiary or with respect to any political contribution.

      Section 4.22 Certain Tax Matters. Except as disclosed in Section 4.22 of the Buyer Disclosure Schedule, neither Buyer nor, to the knowledge of Buyer, any of its affiliates has taken or agreed to take any action that could be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. Buyer is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

      Section 4.23 No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing), Acquisition Subsidiary has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity. Acquisition Subsidiary is a wholly-owned subsidiary of Buyer.

                                    ARTICLE 5

                                    COVENANTS

      Section 5.1 Interim Operations of Seller and Buyer. Seller and Buyer each hereby covenants and agrees with the other that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 5.1 of the Seller Disclosure Schedule, (iii) as set forth in Section 5.1 of the Buyer Disclosure Schedule or (iv) as agreed in writing by Seller and Buyer, after the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time:

      (a) the business of such party and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each party and its subsidiaries shall use its reasonable commercial efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

      (b) each such party shall not, directly or indirectly, amend its or any of its subsidiaries' certificate of incorporation or bylaws or similar organizational documents;

      (c) each such party shall not, and it shall not permit its subsidiaries to: (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to such party's capital stock or that of its subsidiaries, or (B) redeem, purchase or otherwise acquire directly or indirectly any of such party's capital stock (or options, warrants, calls, commitments or rights of any kind to acquire any shares of capital stock) or that of its subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock of any class of such party or its subsidiaries, other than Common Shares or Buyer Common Stock issuable upon the exercise of options and warrants outstanding on the date hereof and described in Section 3.2 of this Agreement or the Seller Disclosure Schedule or Section 4.2 of this Agreement or the Buyer Disclosure Schedule; (iii) split, combine or reclassify the outstanding capital stock of such party or of its subsidiaries; or (iv) amend or otherwise modify the terms of any rights, warrants or options with respect to such party or of its subsidiary's capital stock;

      (d) each such party shall not, and it shall not permit its subsidiaries to, acquire or agree to acquire, or dispose of or agree to dispose of, any material assets, either by purchase, merger, consolidation, sale of shares in any of its subsidiaries or otherwise, other than in the ordinary course of business;

      (e) each such party shall not, and it shall not permit its subsidiaries to, transfer, lease, license, sell, mortgage, pledge or encumber any assets;

      (f) except as contemplated by Section 4.14(b), neither such party nor its subsidiaries shall: (i) grant any increase in the compensation payable to any of its officers, directors or key employees; or (ii)(A) adopt any new, or (B) except as contemplated by Section 2.5, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into or modify or amend any employment or severance agreement with or, except as required by applicable law, grant any severance or termination pay to any officer, director or employee of Seller or any of its subsidiaries; or (iv) enter into any collective bargaining agreement;

      (g) neither such party nor any of its subsidiaries shall, without the other party's prior written consent, which consent shall not be unreasonably withheld, modify, amend or terminate any of its contracts or waive, release or assign any rights or claims;

      (h) neither such party nor any of its subsidiaries shall: (i) incur or assume any indebtedness for money borrowed; (ii) modify any such indebtedness or other liability; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, other than immaterial amounts in the ordinary course of business consistent with past practice and other than for any subsidiary; (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned subsidiaries of such party); (v) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the year ended December 31, 1997, or (vi) enter into any material commitment or transaction except as contemplated by this Agreement;

      (i) neither such party nor any of its subsidiaries shall change any of the accounting methods, practices or policies used by it unless required by a change in GAAP;

      (j) such party shall not, and it shall not permit its subsidiaries to, make or agree to make any new capital expenditures in excess of $10,000 in the aggregate;

      (k) such party shall not, and it shall not permit its subsidiaries to, make any tax election (unless required by law) or settle or compromise any income tax liability; and

      (l) neither party nor any of its subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

      Section 5.2 Access; Confidentiality. Each of Seller and Buyer shall (and Buyer shall cause each of its subsidiaries to) (a) afford to the officers, employees, accountants, counsel and other representatives of Seller and Buyer, as the case may be, reasonable access to and the right to inspect and observe, during normal business hours during the period prior to the Effective Time, its personnel, accountants, representatives, properties, books, contracts, insurance policies, commitments and records, offices, plants and other facilities, (b) make available promptly to Seller or Buyer, as the case may be (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws, if applicable and (ii) all other information concerning its business, properties and personnel as Seller or Buyer may reasonably request. Each party will treat any such information in accordance with the provisions of the letter agreement dated the date hereof between Seller and Buyer (the "Confidentiality Agreement"). No investigation conducted by Seller or Buyer shall impact any representation or warranty given by Seller to Buyer hereunder.

      Section 5.3 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Buyer also agrees to timely file all filings required to be made with the SEC with respect to such transactions.

      Section 5.4 Consents and Approvals; HSR Act. Each of Seller, Buyer and Acquisition Subsidiary will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this and the transactions contemplated hereby. Each of Seller, Buyer and Acquisition Subsidiary will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Buyer, Acquisition Subsidiary, Seller or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction.

      Section 5.5 Exclusivity. From the date hereof until the earlier of termination of this Agreement or consummation of the Merger, neither Seller nor Buyer nor any of their officers, directors, employees, representatives (including any investment banker, attorney or accountant retained by them), agents or affiliates shall directly or indirectly encourage, solicit, initiate, facilitate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, person or other entity or group concerning or expressing an interest in or proposing any merger, consolidation, reorganization, share exchange, business combination, liquidation, dissolution sale of all or other significant assets or securities or other similar transaction involving such party, except to the extent required by their fiduciary duties as determined by the Board of Directors of such party after discussion with their counsel.

      Section 5.6 Publicity. So long as this Agreement is in effect, neither Seller, Buyer nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions between the parties contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

      Section 5.7 Notification of Certain Matters. Seller shall give prompt notice to Buyer and Acquisition Subsidiary, and Buyer and Acquisition Subsidiary shall give prompt notice to Seller, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty made by such party or parties in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any failure of Seller, Buyer or Acquisition Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Seller also shall give prompt notice to Buyer, and Buyer or Acquisition Subsidiary shall give prompt notice to Seller, of:

            (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement (unless the requirement for such consent is set forth in Section 3.4 of the Seller Disclosure Schedule or Section 4.4 of the Buyer Disclosure Schedule);

            (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

            (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement; and

            (iv) any occurrence of any event having, or which could reasonably be expected to have, a Seller Material Adverse Effect or Buyer Material Adverse Effect.

      Section 5.8 Indemnification. Notwithstanding Section 8.7 hereof, Buyer agrees that all rights to indemnification existing in favor of directors, officers or employees of Seller as provided in Seller's certificate of incorporation or bylaws, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.8.

      Section 5.9 Approval of Stockholders.

      (a) Buyer shall, promptly after the date of this Agreement, take all actions necessary in accordance with the requirements of the bylaws of the National Association of Securities Dealers, Inc. ("NASD"), DGCL and its certificate of incorporation and bylaws to convene a meeting of Buyer's stockholders to act on this Agreement (the "Buyer Stockholders' Meeting") and Buyer shall consult with Seller in connection therewith.

      (b) Unless Seller's Board of Directors in the good faith exercise of its fiduciary duties, after receiving advice from outside legal counsel, determines not to recommend, or to withdraw its recommendation that such matters be approved by Seller's stockholders, Seller shall, promptly after the date of this Agreement, take all actions necessary in accordance with DGCL and its certificate of incorporation and bylaws to obtain the unanimous written consent of Seller's stockholders to act on this Agreement, and Seller shall consult with Buyer in connection therewith.

      Section 5.10 Buyer Proxy Statement. Unless the Board of Directors of Buyer in the good faith exercise of its fiduciary duties determines not to recommend the Merger and this Agreement to its stockholders (or to withdraw such recommendation), Buyer, acting through its Board of Directors, shall, in accordance with applicable law:

            (i) after consultation with Seller and its legal counsel, diligently prepare and file with the SEC as soon as reasonably practicable after the date of this Agreement (but in no event later than 30 days after the date hereof), a preliminary proxy or information statement relating to the Merger and this Agreement and use commercially reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Buyer Proxy Statement (as hereinafter defined) and, after consultation with Seller and its counsel, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Buyer Proxy Statement") to be mailed to its stockholders, provided that no amendment or supplement to the Buyer Proxy Statement will be made by Buyer without consultation with Seller and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders;

            (ii) prepare the preliminary proxy statement and prepare and revise the Buyer Proxy Statement so that at the date mailed to Buyer's stockholders and at the time of the meeting of Buyer's stockholders to be held in connection with the Merger, the Buyer Proxy Statement will (x) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they are made, not misleading (except that Buyer shall not be responsible under this clause (ii) with respect to statements made therein based on information supplied by Seller expressly for inclusion in the Buyer Proxy Statement), and (y) comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; and

            (iii) make at the Buyer's Stockholder's Meeting, and include in the Proxy Statement, the recommendation of the Board that stockholders of Buyer vote in favor of the approval of the Merger and the authorization and adoption of this Agreement.

      Section 5.11 Seller Information Statement.

      (a) Seller shall afford Buyer and its legal counsel a reasonable opportunity to review and comment on any solicitation materials, including solicitation of action by written consent, that Seller distributes to its stockholders in connection with the Merger, which shall be diligently prepared and distributed to Seller's stockholders as soon as reasonably practicable after the date of this Agreement and, at such date, such solicitation materials will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they are made, not misleading (except that Seller shall not be responsible under this Section 5.11(a) with respect to statements made therein based on information supplied by Buyer expressly for inclusion in such solicitation materials). To the greatest extent practicable, information required to be disclosed in both the Buyer Proxy Statement and any such solicitation materials shall be disclosed in an identical manner.

      (b) Seller shall furnish to Buyer, and revise, written information concerning itself expressly for inclusion in the Buyer Proxy Statement, including without limitation by reviewing and commenting (with respect to information concerning Seller) on drafts of the Buyer Proxy Statement and the preliminary proxy statement to be prepared pursuant to Section 5.10. Seller shall inform Buyer of any change regarding such information so that such Seller-furnished information will not, at both the date mailed to Buyer stockholders and at the time of the meeting of Buyer stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated in Seller furnished information or necessary in order to make the statements made in Seller-furnished information, in light of the circumstances under which they are made, not misleading.

      Section 5.12 Tax Treatment. Each party hereto shall use all reasonable efforts to cause the Merger to qualify and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

      Section 5.13 Form S-8. With respect to the Seller Option Plan, Buyer shall take all corporate action necessary or appropriate to, as soon as practicable after the Effective Time, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Buyer Common Stock which will be subject to options outstanding under such plan as of the Closing to the extent such registration statement is required under applicable law in order for such shares of Buyer Common Stock to be sold without restriction, and Buyer shall use reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such options under such plan remain outstanding.

      Section 5.14 Reservation of Buyer Common Stock. Buyer shall reserve from its authorized but unissued shares of Buyer Common Stock that number of shares of Buyer Common Stock issuable upon exercise of the Seller Stock Options assumed by Buyer.

      Section 5.15 Consolidation of Operations. Buyer and Seller shall cooperate with one another with a view toward consolidating the operations of Buyer and Seller at Seller's principal executive offices and eliminating duplicative staffing and overhead as soon as reasonably possible.

      Section 5.16 Consolidation of Board of Directors. Buyer will utilize good faith efforts to decrease the membership of the Board of Directors of Buyer to a total of seven (7) members by the first anniversary of the date of this Agreement. It is agreed and understood that this Section 5.16 shall not require
(i) Buyer to amend its organizational documents or (ii) Buyer's directors to take any actions inconsistent with their fiduciary duties.

      Section 5.17 Incentive Bonus Payments. Buyer and Seller agree that the incentive bonus payments to be made to Robert J. Capetola, pursuant to Section 4.e. of the Capetola Employment Agreement attached as Exhibit A hereto, and to each of Harry G. Brittain, Cynthia Davis, Laurence B. Katz, Lisa Mastroianni, Christopher Schaber, Huei Tsai and Thomas Wiswell, pursuant to Section 4.d. of the employment agreements to be entered into with such individuals in the form of Exhibit B hereto, shall be determined for each of the above-named individuals by Buyer's Compensation Committee, shall be paid in either cash or equity as determined by such Compensation Committee, shall be in the following aggregate amounts and shall be paid upon the achievement of each of the following milestones (which are set forth in the aforementioned agreements): (a) $150,000 upon the successful completion of Phase II studies for any compound under development in Discovery's portfolio (each a "Portfolio Compound"); (b) $500,000 upon the successful completion of Phase II studies for any Portfolio Compound; and (c) $1,000,000 upon receipt of marketing approval in the United States for any Portfolio Compound. The aforementioned bonuses shall be paid only once for each of the milestones.

                                    ARTICLE 6

                                   CONDITIONS

      Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Seller, Buyer or Acquisition Subsidiary, as the case may be, to the extent permitted by applicable law:

            (a) Stockholder Approval. This Agreement shall have been approved by the requisite vote of the stockholders of Seller, Buyer and Acquisition Subsidiary;

            (b) Statutes. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger;

            (c) Injunctions. There shall be no order or injunction of a court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger;

            (d) Tax Opinions. Buyer shall have received from Roberts, Sheridan & Kotel, P.C., counsel to Buyer, a written opinion dated as of the Closing Date to the effect that the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368(a) of the Code; Seller shall have received from Brobeck, Phleger & Harrison LLP, counsel to Seller, a written opinion dated as of the Closing Date to the effect that the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368(a) of the Code;

            (e) Capetola Employment Agreement. Robert J. Capetola shall have entered into an employment agreement with Buyer, in the form attached as Exhibit A hereto;

            (f) Key Executive Employment Agreements. Buyer and each of Harry G. Brittain, Cynthia Davis, Laurence B. Katz, Lisa Mastroianni, Christopher Schaber, Huei Tsai and Thomas Wiswell shall have entered into employment agreements as mutually agreed to by Buyer and Seller, substantially in the form attached as Exhibit B hereto (the "Key Executive Employment Agreements");

            (g) Exchange Agreement. Buyer shall have entered into the Exchange Agreement with JJDC.

            (h) Board of Directors. On the Effective Date, the Board of Directors of Buyer shall consist of Robert J. Capetola, Steve Kanzer, Max Link, Herbert McDade, David Naveh, Milton Packer, Richard Power, Mark Rogers, Marvin Rosenthale, and Richard Sperber.

            (i) No Litigation. After the date hereof, there shall not be threatened, or instituted and continuing, any action, suit or proceeding against Seller, Buyer or Acquisition Subsidiary, by any Governmental Entity or any other person directly or indirectly relating to the Merger or any other transactions contemplated by this Agreement which individually or in the aggregate could reasonably be expected to have a Seller Material Adverse Effect or Buyer Material Adverse Effect.

      Section 6.2 Additional Conditions to Obligations of Seller. The obligation of Seller to effect the Merger is also subject to the fulfillment of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Buyer and Acquisition Subsidiary contained in this Agreement shall be true and correct on the date hereof and shall also be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, unless the failure of such representations and warranties to be true and correct could not reasonably be expected to cause, individually or in the aggregate, a Buyer Material Adverse Effect (as applied to such dates);
(b) Agreements, Conditions and Covenants. Buyer and Acquisition Subsidiary shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time;

            (c) Certificate of Chairman of the Board. Seller shall have received a certificate of the Chairman of the Board of Directors of Buyer to the effect that each of the conditions specified in clauses (a) and (b) of this Section 6.2 have been satisfied;

            (d) Stock Option Agreements. In addition to the Stock Options assumed by Buyer under Section 2.4, Buyer shall have granted stock options pursuant to Buyer Stock Option Plan in the forms of option agreements attached hereto as Exhibit C, Exhibit D and Exhibit E, to certain of Seller's employees as set forth on Schedule 6.2(d), for an aggregate of 338,500, 175,000 and 160,000 shares of Common Stock, respectively.

            (e) Opinion. Seller shall have received an opinion dated as of the Closing Date from Roberts, Sheridan & Kotel P.C., counsel to Buyer and Acquisition Subsidiary, covering the matters set forth in Schedule 6.2(e).

            (f) Registration Rights Agreement. Buyer shall have entered into a Registration Rights Agreement with JJDC and The Scripps Research Institute, substantially in the form attached hereto as Exhibit F.

      Section 6.3 Additional Conditions to Obligations of Buyer and Acquisition Subsidiary. The obligations of Buyer and Acquisition Subsidiary to effect the Merger are also subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct on the date hereof and shall also be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, unless the failure of such representations and warranties to be true and correct as of such dates could not reasonably be expected to cause, individually or in the aggregate, a Seller Material Adverse Effect (as applied to such dates);

            (b) Agreements, Conditions and Covenants. Seller shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time;

            (c) Officer's Certificate. Buyer shall have received a certificate of the Chief Executive Officer of Seller to the effect that each of the conditions specified in clauses (a) and (b) of this Section 6.3. have been satisfied.

            (d) Investment Agreement. Each holder of Common Shares shall have executed and delivered to Buyer the form of Investment Agreement attached as Exhibit G hereto.

            (e) Opinion. Buyer shall have received an opinion dated as of the Closing Date from Brobeck, Phleger & Harrison LLP, counsel to Seller, covering the matters set forth in Schedule 6.3(e).

            (f) Dissenting Common Shares. The aggregate number of Common Shares held by Dissenting Stockholders shall not be equal to or exceed five percent (5%) of the outstanding Common Shares immediately prior to the Effective Time.

            (g) Contractual Lock-up Agreements. Each common stockholder and optionholder of Seller shall have entered into an agreement with Buyer substantially in the form of Exhibit H attached hereto.

            (h) Buyer Stock Option Plan. The 1998 stock option plan of Buyer (the "1998 Stock Option Plan") in the form attached as Exhibit I hereto, shall have been approved by the requisite vote of the stockholders of Buyer.

            (i) Termination Agreement. Seller shall enter into a letter agreement terminating the Co-Sale Agreement dated as of October 28, 1996 by and between Seller and the stockholders listed on Schedule A thereto.

                                    ARTICLE 7

                                   TERMINATION

      Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of Buyer or Seller:

            (a) by mutual written consent of the Boards of Directors of Buyer and Seller;

            (b) by either Buyer or Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

            (c) by either Buyer or Seller, if the Merger shall not have been consummated by [July 15], 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose failure (or the failure of the affiliates of which) to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date; provided, further, that for this purpose, Buyer and Seller shall not be deemed to be affiliates of each other; directors, officers and employees of Seller shall be deemed to act only on behalf of such Seller; and directors, officers and employees of Buyer or Acquisition Subsidiary shall be deemed to act only on behalf of Buyer and/or Acquisition Subsidiary; and provided further that an individual holding positions on the boards of both Seller, on the one hand, and Buyer or Acquisition Subsidiary, on the other hand, shall be deemed to act only on behalf of Buyer and/or Acquisition Subsidiary unless such interpretation would be manifestly unreasonable;

            (d) by Buyer or Acquisition Subsidiary, in the event of a breach by Seller of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to Seller and which, individually or in the aggregate, has had or could reasonably be expected to have, a Seller Material Adverse Effect; or

            (e) by Seller, in the event of a breach by Buyer or Acquisition Subsidiary of any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which cannot be or has not been cured within thirty (30) days after the giving of written notice to Buyer or Acquisition Subsidiary, and which, individually or in the aggregate, has had or could reasonably be expected to have, a Buyer Material Adverse Effect.

      Section 7.2 Effect of Termination. In the event of a termination of this Agreement by either Seller or Buyer as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, Acquisition Subsidiary or Seller or their respective officers or directors, except with respect to Sections 3.16, 4.16, 5.2, this Section 7.2 and
Article 8; provided, however, that nothing herein shall relieve any party of liability for any breach this Agreement.

                                    ARTICLE 8

                                  MISCELLANEOUS

      Section 8.1 Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

      Section 8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of Seller or Buyer contemplated hereby, by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of Seller or Buyer, no such amendment, modification or supplement shall reduce the amount or change the form of the consideration to be received by Seller stockholders in the Merger.

      Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

      Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt, and shall be given to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Buyer or Acquisition Subsidiary, to:

                  Discovery Laboratories, Inc.
                  509 Madison Avenue
                  Suite 1406
                  New York, NY 10022
                  Telephone: (212) 223-9504
                  Facsimile: (212) 688-7978

                  Attention: Steve H. Kanzer, Esq.

                  with copies to:

                  Roberts, Sheridan & Kotel, P.C.
                  Tower Forty-Nine
                  12 East 49th Street
                  New York, NY  10017
                  Telephone: (212) 299-8600
                  Facsimile: (212) 299-8686

                  Attention: Kenneth G. Alberstadt, Esq.

            (b)   if to Seller, to:

                  Acute Therapeutics, Inc.
                  3359 Durham Road
                  Doylestown, PA  18901
                  Telephone: (215) 794-3064
                  Facsimile: (215) 794-3239

                  Attention: Robert J. Capetola, Ph. D.

                  with copies to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway
                  47th Floor
                  New York, NY  10019
                  Telephone: (212) 581-1600
                  Facsimile: (212) 586-7878

                  Attention: Ellen B. Corenswet, Esq.

      Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, a "subsidiary" of any entity shall mean all corporations or other entities in which such entity owns a majority of the issued and outstanding capital stock or equity or similar interests.

      Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 8.7 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) other than the provisions of Section 5.8 hereof, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

      Section 8.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      Section 8.9 Governing Law. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

      Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Acquisition Subsidiary may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Buyer or to any direct or indirect wholly owned subsidiary of Buyer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      IN WITNESS WHEREOF, Buyer, Acquisition Subsidiary and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    Buyer

                                    By: /s/ James S. Kuo
                                        ----------------------------------------

                                    Name: James S. Kuo, M.D.
                                          --------------------------------------

                                    Title: Chief Executive Officer
                                           -------------------------------------


                                    Acquisition Subsidiary

                                    By: /s/ James S. Kuo
                                        ----------------------------------------

                                    Name: James S. Kuo, M.D.
                                          --------------------------------------

                                    Title: President
                                           -------------------------------------


                                    Seller

                                    By: /s/ Robert J. Capetola
                                        ----------------------------------------

                                    Name: Robert J. Capetola, Ph.D.
                                          --------------------------------------

                                    Title: President and Chief Executive Officer
                                           -------------------------------------

                                    EXHIBIT A

                              EMPLOYMENT AGREEMENT

            This Employment Agreement (the "Agreement") is entered into as of [_________ __], 1998 by and between Discovery Laboratories, Inc., a Delaware corporation (the "Company"), and Robert Capetola, Ph.D. (the "Executive").

            WHEREAS, the Company and Executive desire that Executive be employed by the Company and that the terms and conditions of such employment be defined;

            NOW, THEREFORE, in consideration of the employment of Executive by the Company, the Company and Executive agree as follows:

            1. Term of the Agreement. The Company shall employ Executive and Executive shall accept employment for a period of four (4) years commencing on [__________ __], 1998 (the "Commencement Date") and continuing until [__________ __], 2002, subject, however, to prior termination as hereinafter provided in
Section 5 (the "Employment Period").

            2. Executive's Duties and Obligations.

                  a. Duties. Executive shall serve as President and Chief Executive Officer of the Company. Executive shall be responsible for overall management of the Company and all operating managers of the Company shall report to Executive. Executive shall at all times report to, and shall be subject to the policies established by, the Company's Board of Directors (the "Board") or any Executive Committee thereof. The Company agrees that, at all times during the Employment Period, it will nominate Executive for election to the Board of Directors of the Company. Executive shall immediately resign from any Board position held by him at the expiration or termination of the Employment Period.

                  b. Location of Employment. Executive's principal place of business shall be at the Company's offices to be located within thirty (30) miles of Doylestown, Pennsylvania. Such office shall serve as the Company's principal executive office.

                  c. Proprietary Information and Inventions Agreement. Upon commencement of employment with the Company, Executive shall execute the Company's standard form of Intellectual Property and Confidential Information Agreement (the "Confidentiality Agreement") a copy of which is attached to this Agreement as Exhibit A.

            3. Devotion of Time to Company's Business

                  a. Full-Time Efforts. During his employment with the Company, Executive shall devote substantially all of his business time, attention and efforts to the high quality performance of his duties to the Company.

                  b. No Other Employment. During his employment with the Company, Executive shall not, whether directly or indirectly, render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company's Executive Committee or Board of Directors. Notwithstanding the foregoing provisions of this Section 3.b., Executive may perform services in connection with charitable or civic activities to the extent such participation does not materially interfere with the performance of Executive's duties for the Company.

                  c. Non-Competition. During the Employment Period and for eighteen (18) months after its termination, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity compete with the Company's business of developing or commercializing pulmonary surfactants, Vitamin D analogs or any other category of compounds which forms the basis of the Company's products or products under development (a "Competing Business"), or (ii) directly or indirectly solicit employees of the Company. Notwithstanding the provisions of this Section 3.c., nothing herein shall prohibit Executive from (i) holding less than one percent (1%) of the outstanding capital stock of a publicly held corporation engaged in a Competing Business; (ii) serving on one or more Boards of Directors of for-profit or non-profit corporations so long as, in the aggregate, such commitments do not interfere with the performance of Executive's duties for the Company and such corporations are not engaged in any Competing Business; or
(iii) after his employment with the Company terminates for any reason, being employed by a multi-division corporation that engages in a Competing Business so long as Executive works in a division of such corporation which is not primarily engaged in a Competing Business and Executive has no responsibilities for the direct supervision of, and will not in the ordinary course of discharging his responsibilities become involved in the analysis of proprietary data or marketing strategies relating to, any Competing Business.

            4. Compensation and Benefits.

                  a. Initial Bonus. The Company shall pay to Executive an initial sign-on bonus of One Hundred Thousand Dollars ($100,000) upon the execution of this Agreement.

                  b. Base Compensation. During the first year of the Employment Period, the Company shall pay to Executive, payable in accordance with the Company's standard payroll policy, base annual compensation of Two Hundred Thirty Six Thousand Two Hundred Fifty Dollars ($236,250), less all required withholdings. Such base salary shall be increased annually during the Employment Period by a minimum of five percent (5%) per year.

                  c. Bonuses. During the Employment Period, Executive shall be entitled to a minimum year-end bonus equal to twenty percent (20%) of his base compensation for each year and, at the discretion of the Compensation Committee of the Board of Directors of the Company, any additional bonus that may be awarded him.

                  d. Benefits. During the Employment Period, Executive will be entitled to all such family health and medical benefits and disability insurance as are provided to officers of the Company generally. In addition, the Company will provide to Executive (i) term life insurance on behalf of Executive's beneficiaries in the amount of Two Million Dollars ($2,000,000) for the term of this Agreement, and (ii) long-term disability insurance, subject to a combined premium cap of Fifteen Thousand Dollars ($15,000) per year.

                  e. Incentive Bonus. Executive shall be eligible for incentive bonuses as follows:

                        (i) Fifty Thousand Dollars ($50,000) upon the execution of each partnering or similar arrangement involving Surfaxin having a Value (as hereinafter defined) to the Company in excess of Ten Million Dollars ($10,000,000). For purposes of this Agreement, "Value" shall mean the total payments, including without limitation, contingent payments prior to or at receipt of marketing approval for the compound under development in the Company's portfolio (each a "Portfolio

Compound") involved in the relevant agreement, to be paid to Discovery from corporate partnering transactions or from any other transactions for the development, clinical testing, regulatory approval, manufacturing and/or marketing of a Portfolio Compound, including without limitation upfront fees, milestone payments, research and development and other contractual commitments.

                        (ii) In amounts to be determined by the Company's Compensation Committee, to be paid in either cash or equity, upon the achievement of each of the following milestones (which bonuses shall be paid only once for each of the milestones): (a) the successful completion of Phase II studies for any Portfolio Compound; (b) the successful completion of Phase III studies of any Portfolio Compound; and (c) receipt of marketing approval in the United States for any Portfolio Compound.

                  f. Stock Options. The Board of Directors of the Company has granted to Executive, on the date hereof, incentive stock options to purchase:
(i) 115,090 shares of Common Stock, $0.001 par value of the Company (the "Common Stock"), pursuant to the terms of the Notice of Grant attached hereto as Exhibit B, (ii) 59,500 shares of Common Stock, subject to acceleration at such time as the market capitalization of the Company exceeds $75 million, pursuant to the terms of the Notice of Grant attached hereto as Exhibit C, and (iii) 54,240 shares of Common Stock, subject to acceleration upon consummation of a corporate partnering deal having a total Value of at least $20 million, pursuant to the terms of the Notice of Grant attached hereto as Exhibit D.

            5. Termination of Employment.

                  a. Termination for Cause. The Company may terminate Executive's employment at any time for "Cause," as herein defined. For the purposes of this Agreement, "Cause" shall mean (i) breach of any contractual obligations relating to noncompetition, assignment of inventions, protection of intellectual property or confidentiality, (ii) gross negligence or willful misconduct relating to the performance of employment responsibility or (iii) the commission of any felony or any other crime involving moral turpitude.

                  b. Termination without Cause. If Executive's employment is terminated by the Company without Cause, the following provisions shall apply:

                        (i) Executive shall be entitled to any unpaid compensation accrued through the last day of Executive's employment;

                        (ii) Executive shall be entitled to receive severance payments equal to his base compensation for an eighteen (18) month period, not subject to setoff by the Company, but subject to the execution by the Executive of a Release, substantially in the form attached hereto as Exhibit E, with respect to all employment-related matters. Such severance shall be payable in six (6) equal installments, with the first installment payable on the date of receipt of the foregoing release and the subsequent installments payable at three (3) month intervals thereafter.

                  c. Death or Disability. This Agreement shall terminate if Executive dies or is mentally or physically "Disabled" as herein defined. For the purposes of this Agreement, "Disabled" shall mean a mental or physical condition that renders Executive incapable of performing his duties and obligations under this Agreement for three (3) or more consecutive months or for a total of six (6) months during any twelve (12) consecutive months; provided, that during such period the Company shall give Executive at least thirty (30) days' written notice that it considers the time period for disability to be running. If this Agreement is terminated under this Section 5.c., Executive or his estate shall be entitled to any unpaid compensation accrued through the last day of Executive's employment but shall not be entitled to any severance benefits.

                  d. Lock-up Period. Executive shall not directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership, make any short sale, pledge or otherwise dispose of any shares of Common Stock issued or issuable upon the exercise of options, or any securities convertible into or exchangeable or exercisable for such options, granted to Executive for a one-year lock-up period following any termination of Executive's employment by
(i) the Company for Cause or (ii) Executive to the extent such termination constitutes a breach of this Agreement.

            6. Miscellaneous.

                  a. Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the Commonwealth of Pennsylvania as applied to agreements among Pennsylvania residents entered into and to be performed entirely within Pennsylvania without regards to the application of choice of law rules.

                  b. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

                  c. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  d. Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

                  e. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery, on the date of scheduled delivery by a nationally recognized overnight service or two (2) days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 6.e.

                  f. Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Executive. The Employment Agreement by and between Executive and Acute Therapeutics, Inc., dated

October 1, 1996, is hereby terminated and shall be of no further force or effect and that he shall have no further rights under said agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                      DISCOVERY LABORATORIES, INC.


                                      ------------------------------------------
                                      By: Steve H. Kanzer
                                      Its: Director (on behalf of the Board
                                           of Directors)

                                      Address: 787 Seventh Avenue
                                               New York, New York 10019


                                      EXECUTIVE:


                                      -----------------------------------------
                                      Robert Capetola, Ph.D.

                                      Address: 6097 Hidden Valley Drive
                                               Doylestown, PA 18901


                                      ACUTE THERAPEUTICS, INC. (for purposes of
                                      Section 6.f. only)


                                      ------------------------------------------
                                      By: Robert J. Capetola, Ph.D.
                                      Its: President and Chief Executive Officer

                                      Address: 3359 Durham Road
                                               Doylestown, PA 18901

                                    EXHIBIT B
                          FORM OF EMPLOYMENT AGREEMENT

            This Employment Agreement (the "Agreement") is entered into as of [_________ __,] 1998 by and between Discovery Laboratories, Inc., a Delaware corporation (the "Company"), and ________________ (the "Executive").

            WHEREAS, the Company and Executive desire that Executive be employed by the Company and that the terms and conditions of such employment be defined;

            NOW, THEREFORE, in consideration of the employment of Executive by the Company, the Company and Executive agree as follows:

            1. Term of the Agreement. The Company shall employ Executive and Executive shall accept employment for a period of three (3) years commencing on [_________ __,] 1998 (the "Commencement Date") and continuing until [__________ __,] 2001, subject, however, to prior termination as hereinafter provided in
Section 5 (the "Employment Period").

            2. Executive's Duties and Obligations.

                  a. Duties. Executive shall serve as ______________________. Executive shall be responsible for _____________________________________.

                  b. Location of Employment. Executive's principal place of business shall be at the Company's office to be located within thirty (30) miles of Doylestown, Pennsylvania.

                  c. Proprietary Information and Inventions Agreement. Upon commencement of employment with the Company, Executive shall execute the Company's standard form of Intellectual Property and Confidential Information Agreement (the "Confidentiality Agreement") a copy of which is attached to this Agreement as Exhibit A.

            3. Devotion of Time to Company's Business

                  a. Full-Time Efforts. During his employment with the Company, Executive shall devote substantially all of his business time, attention and efforts to the high quality performance of his duties to the Company.

                  b. No Other Employment. During his employment with the Company, Executive shall not, whether directly or indirectly, render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company's Executive Committee or Board of Directors.

                  c. Non-Competition During Employment. During the Employment Period and for eighteen (18) months after its termination, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity (i) compete with the Company in the business of developing or commercializing pulmonary surfactants, Vitamin D analogs or any other category of compounds which forms the basis of the Company's products or products under development (a "Competing Business"), or
(ii) directly or indirectly solicit employees of the Company.

            4. Compensation and Benefits.

                  a. Base Compensation. During the term of this Agreement, the Company shall pay to Executive base annual compensation of _________________ ($________), less all required withholdings.

                  b. Bonuses.

                        (1) Incentive Bonus. Executive shall be eligible for incentive bonuses in amounts to be determined by the Company's Compensation Committee after consultation with the Company's Chief Executive Officer, to be paid in either cash or equity, upon the achievement of each of the following milestones (which bonuses shall be paid only once for each of the milestones):
(a) the successful completion of Phase II studies for any compound under development in the Company's portfolio (each a "Portfolio Compound"); (b) the successful completion of Phase III studies for any

Portfolio Compound; and (c) receipt of marketing approval in the United States for any Portfolio Compound.

                        (2) Additional Bonus. Executive shall be eligible for such year-end bonus, which may be paid in either cash or equity, or both, as is awarded at the discretion of the Compensation Committee of the Board of Directors of the Company after consultation with the Company's Chief Executive Officer.

                  c. Benefits. During her employment with the Company, the Company shall provide reasonable medical and disability benefits to Executive. In addition, the Company will provide to Executive term life insurance on behalf of Executive's beneficiaries in the amount of Executive's annual salary for the term of this Agreement.

                  d. Stock Options. The Board of Directors of the Company has granted to Executive, on the date hereof, incentive stock options to purchase:
(i) _______ shares of Common Stock, $0.001 par value of the Company (the "Common Stock"), pursuant to the terms of the Notice of Grant attached hereto as Exhibit B, (ii) _______ shares of Common Stock, subject to acceleration at such time as the market capitalization of the Company exceeds $75 million, pursuant to the terms of the Notice of Grant attached hereto as Exhibit C, and (iii) _______ shares of Common Stock, subject to acceleration upon consummation of a corporate partnering deal having a total Value (as hereinafter defined) of at least $20 million, pursuant to the terms of the Notice of Grant attached hereto as Exhibit
D. For purposes of this Agreement, "Value" shall mean the total payments, including without limitation, contingent payments prior to or at receipt of marketing approval for the Portfolio Compound involved in the relevant agreement, to be paid to Discovery from corporate partnering transactions of from any other transactions for the development, clinical testing, regulatory approval, manufacturing and/or marketing of a Portfolio Compound, including without limitation upfront fees, milestone payments, research and development and other contractual commitments.

            5. Termination of Employment.

                  a. Termination for Good Cause. The Company may terminate Executive's employment at any time for "Good Cause," as herein defined. For the purposes of this Agreement, "Good Cause" includes, but is not limited to, gross misconduct, gross neglect of duties, acts involving moral turpitude, material breach by Executive of this Agreement or the Confidentiality Agreement or any act or omission involving fraud, embezzlement, or misappropriation of any property or proprietary information of the Company by Executive which is not cured by Executive within fifteen (15) days after receipt of written notice from the Company.

                  b. Termination without Good Cause. If Executive's employment is terminated by the Company without Good Cause, the following provisions shall apply:

                        i) Executive shall be entitled to any unpaid compensation accrued through the last day of Executive's employment;

                        ii) Executive shall be entitled to receive severance payments equal to his base compensation, payable on normal Company payroll dates, for a ____ month period, subject to setoff for other employment or consulting income received by Executive.

                  c. Death or Disability. This Agreement shall terminate if Executive dies or is mentally or physically "Disabled" as herein defined. For the purposes of this Agreement, "Disabled" shall mean a mental or physical condition that renders Executive incapable of performing his duties and obligations under this Agreement for three (3) or more consecutive months or for a total of six (6) months during any twelve (12) consecutive months; provided, that during such period the Company shall give Executive at least thirty (30) days' written notice that it considers the time period for disability to be running. If this Agreement is terminated under this Section 5.c., Executive or his estate shall be entitled to any unpaid compensation accrued through the last day of Executive's employment but shall not be entitled to any severance benefits.

            6. Miscellaneous.

                  a. Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the Commonwealth of Pennsylvania as applied to agreements among Pennsylvania residents entered into and to be performed entirely within Pennsylvania without regards to the application of choice of law rules.

                  b. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

                  c. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  d. Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

                  e. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery, on the date of scheduled delivery by a nationally recognized overnight service or two (2) days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 6.e.

                  f. Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of

Executive. The Employment Agreement by and between Executive and Acute Therapeutics, Inc., dated _______________, is hereby terminated and shall be of no further force or effect.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                    DISCOVERY LABORATORIES, INC.


                                    --------------------------------------------
                                    By: Robert Capetola, Ph.D.
                                    Its: President

                           Address: 3359 Durham Road
                                    Doylestown, Pennsylvania 18901


                                   EXECUTIVE:


                                    --------------------------------------------


                           Address:


                                    ACUTE THERAPEUTICS, INC.
                                    (for purposes of Section 6.f. only)


                                    --------------------------------------------
                                    By: Robert Capetola, Ph.D.
                                    Its: President



                           Address: 3359 Durham Road
                                    Doylestown, Pennsylvania 18901

                                    EXHIBIT C

                          DISCOVERY LABORATORIES, INC.
                         NOTICE OF GRANT OF STOCK OPTION

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock, par value $0.001 per share, of Discovery Laboratories, Inc. (the "Corporation"):

            Optionee: ____________________________

            Grant Date: [Closing Date of the Merger]

            Exercise Price: $[FMV as of the closing of the Merger]

            Number of Option Shares: ____________ shares

            Expiration Date: [Tenth anniversary of the closing of the Merger]

            Type of Option: [Incentive Stock Option - Subject to $100,000 Limit]

            Date Exercisable: [Date of the closing of the Merger], subject to vesting as described below.

            Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation, at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall lapse with respect to, one-third of the Option Shares on each of the first, second and third anniversaries of _______________, 1998, (the "Closing Date"), the date of closing under the Agreement and Plan of Merger dated March ____, 1998 among the Corporation, ATI Acquisition Corp. and Acute Therapeutics, Inc. However, in the event that Optionee's Service is terminated by the Corporation prior to the third anniversary of the Closing Date for any reason other than Cause, as defined in the Employment Agreement, or a breach by Optionee of the Employment Agreement, vesting of the Option Shares shall accelerate so that the Corporation's repurchase right shall lapse with respect to, and Optionee shall acquire a vested interest in, all of the Option Shares as of the effective date of such termination. In no event shall any additional Option Shares vest after Optionee's termination of Service.

            Optionee understands and agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Corporations's 1998 Stock Incentive Plan (the "Plan") attached hereto as Exhibit B.

            REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

            No Employment or Service Contract. Nothing in this Notice shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service in accordance with applicable law or the Employment Agreement.

            Definitions. All capitalized terms used and not otherwise defined in this Notice shall have the meaning assigned to them in this Notice or in the Stock Option Agreement.

DATED: ________________, 1998


                                    DISCOVERY LABORATORIES, INC.


                                    By:_________________________________________

                                    Title



                                       _________________________________________
                                                      OPTIONEE

                                    Address:    ________________________________

                                                ________________________________


ATTACHMENTS:
      Exhibit A - Stock Option Agreement
      Exhibit B - 1998 Stock Incentive Plan


                                       2.

                                    EXHIBIT A

                          DISCOVERY LABORATORIES, INC.

                             STOCK OPTION AGREEMENT

RECITALS

      A. Optionee is to render valuable services to the Corporation, and this Agreement is executed in connection with the Corporation's grant of an option to Optionee under the Plan, as provided in the Employment Agreement dated as of , 1998 between the Corporation and Optionee (the "Employment Agreement").

      B. All capitalized terms used and not otherwise defined in this Agreement shall have the meaning assigned to them in the attached Appendix.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

            2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 16.

            3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may, in connection with Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

            4. Exercisability/Vesting.

            (a) This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting Schedule and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 16.

            (b) Optionee shall, in accordance with the Vesting Schedule, vest in the Option Shares in one or more installments over his or her period of Service. Vesting in the Option Shares may be accelerated pursuant to the provisions of Paragraph 5 or 6. In no event, however, shall any additional Option Shares vest following Optionee's cessation of Service.


                                       3.

            5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                  (i) Should Optionee cease to remain in Service for any reason (other than as specified in any of paragraphs (ii) through (vii) below) while this option is outstanding, then this option shall remain exercisable until the earlier of (A) the expiration of the three (3)-month period measured from the date of such cessation of Service or (B) the Expiration Date.

                  (ii) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this Option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or
      (B) the Expiration Date.

                  (iii) Should Optionee cease Service by reason of Disability while this option is outstanding, then this option shall remain exercisable until the earlier of (A) the expiration of the twelve
      (12)-month period measured from the date of such cessation of Service or
      (B) the Expiration Date.

                  (iv) Should Optionee's Service be terminated by the Corporation prior to the third anniversary of the Closing Date for any reason other than Cause or a breach by Optionee of the Employment Agreement, vesting of the Option Shares shall accelerate so that the Corporation's repurchase right shall lapse with respect to, and Optionee shall acquire a vested interest in, all of the Option Shares as of the effective date of such termination. In such event, this option shall remain exercisable until the earlier of (A) the expiration of the twelve
      (12)-month period measured from the date of such termination or (B) the Expiration Date.

                  (v) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested option Shares for which the option is exercisable at the time of, or as a result of, Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any Option Shares for which the Option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of, or as a result of, Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

                  (vi) Should Optionee's Service be terminated by the Corporation for Cause or should Optionee terminate his or her Service in breach of the Employment Agreement, then this option shall terminate immediately and cease to remain outstanding.

                  (vii) In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

            6. Corporate Transaction.


                                       4.

                  a. In the event of any Corporate Transaction, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares as fully-vested shares and may be exercised for any or all of those vested shares. However, the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation's repurchase rights with respect to the unvested Option Shares are assigned to such successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice.

                  b. Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                  c. If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                  d. Should there occur an Involuntary Termination of Optionee's Service within eighteen (18) months following a Corporate Transaction in which this option is assumed or replaced and the Corporation's repurchase rights with respect to the unvested Option Shares are assigned, all the Option Shares at the time subject to this option but not otherwise vested shall automatically vest, and the Corporation's repurchase rights with respect to those Option Shares shall terminate, so that this option shall immediately become exercisable for all those Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested Option Shares at any time prior to the earlier of (i) the Expiration Date or (ii) the expiration of the one (l)-year period measured from the date of such Involuntary Termination.

                  e. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

            8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

            9. Manner of Exercising Option.


                                       5.

                  a. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                        (1) To the extent the option is exercised for vested Option Shares, deliver to the Secretary of the Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option. To the extent the option is exercised for unvested Option Shares, deliver to the Corporation an executed Purchase Agreement.

                        (2) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                              (a) cash or check made payable to the Corporation;
            or

                              (b) a promissory note payable to the Corporation,
            but only to the extent approved by the Plan Administrator in accordance with Paragraph 13; or

                              (c) in shares of Common Stock held by Optionee (or
            any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                              (d) to the extent the option is exercised for
            vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                  Except to the extent the sale and remittance procedure is
            utilized in connection with the option exercise, payment of the Exercise Price must accompany the Exercise Notice (or Purchase Agreement) delivered to the Corporation in connection with the option exercise.

                        (3) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.


                                       6.

                        (4) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

                        (5) Make appropriate arrangements with the Corporation for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                  b. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

                  c. In no event may this option be exercised for any fractional shares.

            10. Compliance with Laws and Regulations.

                  a. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or inter-dealer quotation system on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                  b. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

            11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

            12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation, attn: Secretary, at 509 Madison Avenue, 14th Floor, New York, New York 10022, or any other address provided in writing to Optionee. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

            13. Financing. The Corporation may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

            14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All


                                       7.

decisions of the Plan Administrator or the Board with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

            15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without resort to that State's conflict-of-laws rules.

            16. Stockholder Approval.

                  a. The grant of this option is subject to approval of the Plan by the Corporation's stockholders within twelve (12) months after the adoption of the Plan by the Board. Notwithstanding any provision of this Agreement to the contrary, this option may not be exercised in whole or in part until such stockholder approval is obtained. In the event that such stockholder approval is not obtained, then this option shall terminate in its entirety and Optionee shall have no further rights to acquire any Option Shares hereunder.

                  b. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

            17. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                  (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

                  (b) This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

                  (c) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this


                                       8.

option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

            18. Market Stand-Off. In connection with any public offering of the Corporation's securities, the Plan Administrator may require that Optionee be subject to a lock-up for such period following the public offering as may be required by the underwriter or underwriters of such public offering. During such period, Optionee agrees not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to individuals who agree to be similarly bound) any Option Shares during such period without the prior written consent of such underwriter or underwriters.


                                       9.

                                    APPENDIX

            The following definitions shall be in effect under the Agreement:

      A. Agreement shall mean this Stock Option Agreement.

      B. Board shall mean the Corporation's Board of Directors.

      C. Cause shall have the meaning assigned to such term in the Employment Agreement.

      D. Closing Date shall mean ____________, 1998, the date of closing of the Merger.

      E. Code shall mean the Internal Revenue Code of 1986, as amended.

      F. Common Stock shall mean the Corporation's common stock.

      G. Corporate Transaction shall mean either of the following stockholder-approved transactions (other than the Merger) to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or
            substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

      H. Corporation shall mean Discovery Laboratories, Inc., a Delaware corporation.

      I. Disability shall have the meaning assigned to such term in the Employment Agreement. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

      J. Employee shall mean an individual who is in the employ of the Corporation, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      K. Employment Agreement shall have the meaning ascribed to such term set forth in recital A to this Stock Option Agreement.


      L. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

      M. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

      N. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.


                                      10.

      O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq
            National Market or Nasdaq SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on such market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock
            Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is at the time neither listed on any
            Stock Exchange nor traded on the Nasdaq National Market or SmallCap Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

      P. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

      Q. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

      R. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

      S. Involuntary Termination shall mean the termination of Optionee's Service, during the term of the Employment Agreement or any successor Employment Agreement which occurs by reason of:

                  (i) Optionee's involuntary dismissal or discharge by the
            Corporation for reasons other than Cause, or

                  (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's level of responsibility, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.


                                      11.

      T. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

      U. Merger shall mean the merger of the Corporation and Acute Therapeutics, Inc. ("ATI") pursuant to the Agreement and Plan of Merger dated as of March 5, 1998 among the Corporation, ATI Acquisition Corp. and ATI.

      V. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

      W. Option Shares shall mean the number of shares of Common Stock subject to the option.

      X. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

      Y. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      Z. Plan shall mean the Corporation's 1998 Stock Incentive Plan.

      AA. Plan Administrator shall mean either the Board or a committee appointed by the Board, to the extent the committee is at the time responsible for the administration of the Plan.

      BB. Purchase Agreement shall mean the stock purchase agreement (in form and substance satisfactory to the Corporation) which must be executed at the time the option is exercised for unvested Option Shares and which will accordingly (i) grant the Corporation the right to repurchase, at the Exercise Price, any and all of those Option Shares in which Optionee is not otherwise vested at the time of his or her cessation of Service and (ii) preclude the sale, transfer or other disposition of any of the Option Shares purchased under such agreement while those Option Shares remain subject to the repurchase right.

      CC. Service shall mean the provision of services to the Corporation pursuant to the Employment Agreement or otherwise as an Employee or non-employee member of the Board of Directors of, or a consultant or independent advisor to, the Corporation (or any Parent or Subsidiary).

      DD. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

      EE. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      FF. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice, as such vesting schedule is subject to acceleration in the event of an Involuntary Termination or Corporate Transaction.


                                      12.

                                    EXHIBIT D

                          DISCOVERY LABORATORIES, INC.
                         NOTICE OF GRANT OF STOCK OPTION

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock, par value $0.001 per share, of Discovery Laboratories, Inc. (the "Corporation"):

            Optionee: ______________________________________

            Exercise Price: $[FMV as of the closing of the Merger]

            Number of Option Shares: _____________ shares

            Expiration Date: [Tenth anniversary of the closing of the Merger]

            Type of Option: [Incentive Stock Option - subject to $100,000 limit]

            Date Exercisable: [Date of the closing of the Merger], subject to vesting as described below.

            Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. The Corporation's repurchase right shall lapse with respect to, and Optionee shall vest in, all of the Option Shares in the event that the market capitalization of the Corporation (determined by multiplying the average of the Fair Market Value per share of the Common Stock for each of 30 consecutive trading days by the average of the number of shares of Common Stock outstanding on each such day) exceeds $75 million. In no event shall any additional Option Shares vest after Optionee's cessation of service.

            Optionee understands and agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Corporations's 1998 Stock Incentive Plan (the "Plan") attached hereto as Exhibit B.

            No Employment or Service Contract. Nothing in this Notice shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service in accordance with applicable law or the Employment Agreement.

            REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE

CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

            Definitions. All capitalized terms used and not otherwise defined in this Notice shall have the meaning assigned to them in this Notice or in the Stock Option Agreement.

DATED:____________, 1998


                                    DISCOVERY LABORATORIES, INC.


                                    By:_________________________________________

                                    Title:______________________________________


                                    ____________________________________________
                                                    OPTIONEE

                                    Address:    ________________________________

                                                ________________________________

Attachments:
Exhibit A - Stock Option Agreement
Exhibit B - 1998 Stock Incentive Plan

                                    EXHIBIT A

                          DISCOVERY LABORATORIES, INC.

                             STOCK OPTION AGREEMENT

RECITALS

      A. Optionee is to render valuable services to the Corporation, and this Agreement is executed in connection with the Corporation's grant of an option to Optionee under the Plan, as provided in the Employment Agreement dated as of , 1998 between the Corporation and Optionee (the "Employment Agreement").

      B. All capitalized terms used and not otherwise defined in this Agreement shall have the meaning assigned to them in the attached Appendix.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

            2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 17.

            3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may, in connection with Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

            4. Exercisability/Vesting.

            (a) This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting Schedule and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 17.

            (b) Optionee shall, in accordance with the Vesting Schedule, vest in the Option Shares in one or more installments over his or her period of Service. Vesting in the Option Shares may be accelerated pursuant to the provisions of Paragraph 6. In no event, however, shall any additional Option Shares vest following Optionee's cessation of Service.

            5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                  (i) Should Optionee cease to remain in Service for any reason (other than as specified in any of paragraphs (ii) through (v) below) while this option is outstanding, then this option shall remain exercisable until the earlier of (A) the expiration of the three (3)-month period measured from the date of such cessation of Service or (B) the Expiration Date.

                  (ii) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this Option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or
      (B) the Expiration Date.

                  (iii) Should Optionee cease Service by reason of Disability while this option is outstanding, then this option shall remain exercisable until the earlier of (A) the expiration of the twelve
      (12)-month period measured from the date of such cessation of Service or
      (B) the Expiration Date.

                  (iv) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any Option Shares for which the Option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

                  (v) Should Optionee's Service be terminated by the Corporation for Cause or by Optionee in breach of the Employment Agreement, then this option shall terminate immediately and cease to remain outstanding.

            6. Corporate Transaction.

                  a. In the event of any Corporate Transaction, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares as fully-vested shares and may be exercised for any or all of those vested shares. However, the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation's repurchase rights with respect to the unvested Option Shares are assigned to such successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice.

                  b. Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                  c. If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                  d. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

            8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

            9. Manner of Exercising Option.

                  a. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                        (1) To the extent the option is exercised for vested Option Shares, deliver to the Secretary of the Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option. To the extent the option is exercised for unvested Option Shares, deliver to the Corporation an executed Purchase Agreement.

                        (2) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                              (a) cash or check made payable to the Corporation;
            or

                              (b) a promissory note payable to the Corporation,
            but only to the extent approved by the Plan Administrator in accordance with Paragraph 13; or

                              (c) in shares of Common Stock held by Optionee (or
            any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                              (d) to the extent the option is exercised for
            vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                  Except to the extent the sale and remittance procedure is
            utilized in connection with the option exercise, payment of the Exercise Price must accompany the Exercise Notice (or Purchase Agreement) delivered to the Corporation in connection with the option exercise.

                        (3) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                        (4) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

                        (5) Make appropriate arrangements with the Corporation for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                  b. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

                  c. In no event may this option be exercised for any fractional shares.

            10. Compliance with Laws and Regulations.

                  a. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or inter-dealer quotation system on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                  b. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

            11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

            12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation, attn: Secretary, at 509 Madison Avenue, 14th Floor, New York, New York 10022, or any other address provided in writing to Optionee. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the

Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

            13. Financing. The Corporation may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

            14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator or the Board with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

            15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without resort to that State's conflict-of-laws rules.

            16. Stockholder Approval.

                  a. The grant of this option is subject to approval of the Plan by the Corporation's stockholders within twelve (12) months after the adoption of the Plan by the Board. Notwithstanding any provision of this Agreement to the contrary, this option may not be exercised in whole or in part until such stockholder approval is obtained. In the event that such stockholder approval is not obtained, then this option shall terminate in its entirety and Optionee shall have no further rights to acquire any Option Shares hereunder.

                  b. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

            17. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                  (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

                  (b) This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

                  (c) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

            18. Market Stand-Off. In connection with any public offering of the Corporation's securities, the Plan Administrator may require that Optionee be subject to a lock-up for such period following the public offering as may be required by the underwriter or underwriters of such public offering. During such period, Optionee agrees not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to individuals who agree to be similarly bound) any Option Shares during such period without the prior written consent of such underwriter or underwriters.

                                   APPENDIX

            The following definitions shall be in effect under the Agreement:

      .A. Agreement shall mean this Stock Option Agreement.

      .B. Board shall mean the Corporation's Board of Directors.

      .C. Cause shall have the meaning assigned to such term in the Employment Agreement.

      .D. Closing Date shall mean ____________, 1998, the date of closing of the Merger.

      .E. Code shall mean the Internal Revenue Code of 1986, as amended.

      .F. Common Stock shall mean the Corporation's common stock.

      .G. Corporate Transaction shall mean either of the following stockholder-approved transactions (other than the Merger) to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or
            substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

      .H. Corporation shall mean Discovery Laboratories, Inc., a Delaware corporation.

      .I. Disability shall have the meaning assigned to such term in the Employment Agreement. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

      .J. Employee shall mean an individual who is in the employ of the Corporation, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      .K. Employment Agreement shall have the meaning ascribed to such term set forth in recital A to this Stock Option Agreement.

      .L. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

      .M. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

      .N. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

      .O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq
            National Market or Nasdaq SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on such market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock
            Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is at the time neither listed on any
            Stock Exchange nor traded on the Nasdaq National Market or SmallCap Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

      .P. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

      .Q. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

      .R. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

      .S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

      .T. Merger shall mean the merger of the Corporation and Acute Therapeutics, Inc. ("ATI") pursuant to the Agreement and Plan of Merger dated as of March 5, 1998 among the Corporation, ATI Acquisition Corp. and ATI.

      .U. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

      .V. Option Shares shall mean the number of shares of Common Stock subject to the option.

      .W. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

      .X. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the

Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      .Y. Plan shall mean the Corporation's 1998 Stock Incentive Plan.

      .Z. Plan Administrator shall mean either the Board or a committee of Board members, to the extent the committee is at the time responsible for the administration of the Plan.

      .AA. Purchase Agreement shall mean the stock purchase agreement (in form and substance satisfactory to the Corporation) which must be executed at the time the option is exercised for unvested Option Shares and which will accordingly (i) grant the Corporation the right to repurchase, at the Exercise Price, any and all of those Option Shares in which Optionee is not otherwise vested at the time of his or her cessation of Service and (ii) preclude the sale, transfer or other disposition of any of the Option Shares purchased under such agreement while those Option Shares remain subject to the repurchase right.

      .BB. Service shall mean the provision of services to the Corporation pursuant to the Employment Agreement or otherwise as an Employee or non-employee member of the Board of Directors of, or a consultant or independent advisor to, the Corporation (or any Parent or Subsidiary).

      .CC. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

      .DD. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      .EE. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice, as such vesting schedule is subject to acceleration in the event of a Corporate Transaction.

                                    EXHIBIT E

                          DISCOVERY LABORATORIES, INC.
                         NOTICE OF GRANT OF STOCK OPTION

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock, par value $0.001 per share, of Discovery Laboratories, Inc. (the "Corporation"):

            Optionee: _______________________

            Grant Date: [Closing Date of the Merger]

            Exercise Price: $[FMV as of the closing of the Merger]

            Number of Option Shares: ____________ shares

            Expiration Date: [Tenth anniversary of the closing of the Merger]

            Type of Option: [Incentive Stock Option - Subject to $100,000 limit]

            Date Exercisable: [Date of the closing of the Merger], subject to vesting as described below.

            Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. The Corporation's repurchase right shall lapse with respect to, and Optionee shall vest in, all of the Option Shares in the event that the Corporation consummates a transaction having a total Value (as defined in the Stock Option Agreement) of at least $20 million and involving the development, clinical testing, regulatory approval, manufacturing and/or marketing of a portfolio compound of the Corporation jointly with a business entity not affiliated with the Corporation. In no event shall any additional Option Shares vest after Optionee's cessation of service.

            Optionee understands and agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Corporations's 1998 Stock Incentive Plan (the "Plan") attached hereto as Exhibit B.

            No Employment or Service Contract. Nothing in this Notice shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service in accordance with applicable law or the Employment Agreement.

            REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

            Definitions. All capitalized terms used and not otherwise defined in this Notice shall have the meaning assigned to them in this Notice or in the Stock Option Agreement.


DATED: ______________, 1998


                                    DISCOVERY LABORATORIES, INC.


                                    By: ________________________________________

                                    Title: _____________________________________


                                    ____________________________________________
                                                      OPTIONEE

                                    Address:     _______________________________

                                                 _______________________________

Attachments:
Exhibit A - Stock Option Agreement
Exhibit B - 1998 Stock Incentive Plan

                                    EXHIBIT A

                          DISCOVERY LABORATORIES, INC.

                             STOCK OPTION AGREEMENT

RECITALS

      A. Optionee is to render valuable services to the Corporation, and this Agreement is executed in connection with the Corporation's grant of an option to Optionee under the Plan, as provided in the Employment Agreement dated as of , 1998 between the Corporation and Optionee (the "Employment Agreement").

      B. All capitalized terms used and not otherwise defined in this Agreement shall have the meaning assigned to them in the attached Appendix.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

            2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 17.

            3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may, in connection with Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

            4. Exercisability/Vesting.

            (a) This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting Schedule and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 17.

            (b) Optionee shall, in accordance with the Vesting Schedule, vest in the Option Shares in one or more installments over his or her period of Service. Vesting in the Option Shares may be accelerated pursuant to the provisions of Paragraph 6. In no event, however, shall any additional Option Shares vest following Optionee's cessation of Service.

            5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                  (i) Should Optionee cease to remain in Service for any reason (other than as specified in any of paragraphs (ii) through (vii) below) while this option is outstanding, then this option shall remain exercisable until the earlier of (A) the expiration of the three (3)-month period measured from the date of such cessation of Service or (B) the Expiration Date.

                  (ii) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this Option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or
      (B) the Expiration Date.

                  (iii) Should Optionee cease Service by reason of Disability while this option is outstanding, then this option shall remain exercisable until the earlier of (A) the expiration of the twelve
      (12)-month period measured from the date of such cessation of Service or
      (B) the Expiration Date.

                  (iv) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any Option Shares for which the Option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

                  (v) Should Optionee's Service be terminated by the Corporation for Cause or should Optionee terminate his or her Service in breach of the Employment Agreement, then this option shall terminate immediately and cease to remain outstanding.

            6. Corporate Transaction.

                  a. In the event of any Corporate Transaction, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares as fully-vested shares and may be exercised for any or all of those vested shares. However, the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation's repurchase rights with respect to the unvested Option Shares are assigned to such successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice.

                  b. Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                  c. If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                  d. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

            8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

            9. Manner of Exercising Option.

                  a. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                        (1) To the extent the option is exercised for vested Option Shares, deliver to the Secretary of the Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option. To the extent the option is exercised for unvested Option Shares, deliver to the Corporation an executed Purchase Agreement.

                        (2) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                              (a) cash or check made payable to the Corporation;
            or

                              (b) a promissory note payable to the Corporation,
            but only to the extent approved by the Plan Administrator in accordance with Paragraph 13; or

                              (c) in shares of Common Stock held by Optionee (or
            any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                              (d) to the extent the option is exercised for
            vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                  Except to the extent the sale and remittance procedure is
            utilized in connection with the option exercise, payment of the Exercise Price must accompany the Exercise Notice (or Purchase Agreement) delivered to the Corporation in connection with the option exercise.

                              (3) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                              (4) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

                              (5) Make appropriate arrangements with the Corporation for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

            b. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

            c. In no event may this option be exercised for any fractional shares.

            10. Compliance with Laws and Regulations.

                  a. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or inter-dealer quotation system on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                  b. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

            11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

            12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation, attn: Secretary, at 509 Madison Avenue, 14th Floor, New York, New York 10022, or any other address provided in writing to Optionee. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

            13. Financing. The Corporation may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

            14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator or the Board with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

            15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without resort to that State's conflict-of-laws rules.

            16. Stockholder Approval.

                  a. The grant of this option is subject to approval of the Plan by the Corporation's stockholders within twelve (12) months after the adoption of the Plan by the Board. Notwithstanding any provision of this Agreement to the contrary, this option may not be exercised in whole or in part until such stockholder approval is obtained. In the event that such stockholder approval is not obtained, then this option shall terminate in its entirety and Optionee shall have no further rights to acquire any Option Shares hereunder.

                  b. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

            17. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                  (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

                  (b) This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

                  (c) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

            18. Market Stand-Off. In connection with any public offering of the Corporation's securities, the Plan Administrator may require that Optionee be subject to a lock-up for such period following the public offering as may be required by the underwriter or underwriters of such public offering. During such period, Optionee agrees not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to individuals who agree to be similarly bound) any Option Shares during such period without the prior written consent of such underwriter or underwriters.

                                   APPENDIX

            The following definitions shall be in effect under the Agreement:

      .A. Agreement shall mean this Stock Option Agreement.

      .B. Board shall mean the Corporation's Board of Directors.

      .C. Cause shall have the meaning assigned to such term in the Employment Agreement.

      .D. Closing Date shall mean ____________, 1998, the date of closing of the Merger.

      .E. Code shall mean the Internal Revenue Code of 1986, as amended.

      .F. Common Stock shall mean the Corporation's common stock.

      .G. Corporate Transaction shall mean either of the following stockholder-approved transactions (other than the Merger) to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

      .H. Corporation shall mean Discovery Laboratories, Inc., a Delaware corporation.

      .I. Disability shall have the meaning assigned to such term in the Employment Agreement. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

      .J. Employee shall mean an individual who is in the employ of the Corporation, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      .K. Employment Agreement shall have the meaning ascribed to such term set forth in recital A to this Stock Option Agreement.

      .L. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

      .M. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

      .N. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

      .O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq
            National Market or Nasdaq SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on such market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock
            Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is at the time neither listed on any
            Stock Exchange nor traded on the Nasdaq National Market or SmallCap Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

      .P. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

      .Q. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

      .R. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

      .S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

      .T. Merger shall mean the merger of the Corporation and Acute Therapeutics, Inc. ("ATI") pursuant to the Agreement and Plan of Merger dated as of March 5, 1998 among the Corporation, ATI Acquisition Corp., Inc. and ATI.

      .U. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

      .V. Option Shares shall mean the number of shares of Common Stock subject to the option.

      .W. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

      .X. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the

Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      .Y. Plan shall mean the Corporation's 1998 Stock Incentive Plan.

      .Z. Plan Administrator shall mean either the Board or a committee of Board members, to the extent the committee is at the time responsible for the administration of the Plan.

      .AA. Purchase Agreement shall mean the stock purchase agreement (in form and substance satisfactory to the Corporation) which must be executed at the time the option is exercised for unvested Option Shares and which will accordingly (i) grant the Corporation the right to repurchase, at the Exercise Price, any and all of those Option Shares in which Optionee is not otherwise vested at the time of his or her cessation of Service and (ii) preclude the sale, transfer or other disposition of any of the Option Shares purchased under such agreement while those Option Shares remain subject to the repurchase right.

      .BB. Service shall mean the provision of services to the Corporation pursuant to the Employment Agreement or otherwise as an Employee or non-employee member of the Board of Directors of, or a consultant or independent advisor to, the Corporation (or any Parent or Subsidiary).

      .CC. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

      .DD. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      .EE. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice, as such vesting schedule is subject to acceleration in the event of a Corporate Transaction.

      .FF. Value shall mean, with respect to any agreement to which the Corporation is a party, the total payments, including without limitation, contingent payments prior to or at receipt of marketing approval for the compound involved in such agreement, including without limitation upfront fees, milestone payments and research and development and other contractual commitments.

                                                                       EXHIBIT F

                      FORM OF REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT is made as of the ___ day of _________, 1998, by and among DISCOVERY LABORATORIES, INC., a Delaware corporation, (the "Company"), JOHNSON & JOHNSON DEVELOPMENT CORPORATION, a New Jersey Corporation ("J&J") and THE SCRIPPS RESEARCH INSTITUTE, a California not-for-profit organization ("Scripps") (J&J and Scripps are herein collectively referred to as the "Stockholders").

                                    RECITALS

            WHEREAS, Acute Therapeutics, Inc. ("ATI") and Scripps are parties to the Scripps Stock Purchase Agreement dated as of October 28, 1996 (the "Scripps Agreement"), pursuant to which Scripps acquired 40,000 shares of common stock, $0.001 par value per share of ATI (the "ATI Common Stock");

            WHEREAS, J&J, its affiliate, Ortho Pharmaceutical Corporation and ATI are parties to the Inventory Transfer/Stock Purchase Agreement dated as of October 28, 1996 (the "Inventory Transfer Agreement"), pursuant to which ATI issued to J&J 2,200 shares of its Non-Voting Series B Preferred Stock, $0.001 par value per share (the "ATI Series B Preferred Stock") and 40,000 shares of ATI Common Stock;

            WHEREAS, ATI, Scripps and J&J are parties to a Registration Rights Agreement dated as of October 28, 1996 (the "ATI Registration Rights Agreement") pursuant to which Scripps and J&J were granted certain registration rights;

            WHEREAS, the Company and ATI are parties to an agreement dated March __, 1998, whereby a newly-formed subsidiary of the Company will merge with and into ATI and ATI will become a wholly-owned subsidiary of the Company (the "Merger Agreement");

            WHEREAS, pursuant to the Merger Agreement, each of the issued and outstanding shares of ATI Common Stock shall be automatically converted into
3.91 shares of Common Stock of the Company, $0.001 par value per share ("the Common Stock");

            WHEREAS, the Company and J&J are parties to the Stock Exchange Agreement of even date herewith pursuant to which J&J will exchange its ATI Series B Preferred Stock for 2,039 shares of Series C Preferred Stock, $0.001 par value per share, of the Company ("Series C Preferred Stock") and pursuant to which the Company will issue J&J shares of Common Stock (the "Dividend Shares") in lieu of the accrued but unpaid dividend accrued through the date of the Merger on its shares of ATI Series B Preferred Stock (the "Stock Exchange Agreement");

            WHEREAS, the Stockholders and the Company hereby agree that this Registration Rights Agreement (the "Agreement") shall govern the rights of the Stockholders to cause the Company to register the shares of Common Stock held by the Stockholders;

            NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

            1. Registration Rights. The Company covenants and agrees as follows:

            1.1 Definitions. For purposes of this Section 1:

            (a) The term "Act" means the Securities Act of 1933, as amended.

            (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.8 hereof.

            (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

            (d) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

            (e) The term "Registrable Securities" means (i) the Common Stock issued by the Company pursuant to the Merger Agreement in exchange for the shares of ATI Common Stock originally issued to Scripps pursuant to the Scripps Purchase Agreement, (ii) the Common Stock issued by the Company pursuant to the Merger Agreement in exchange for the shares of ATI Common Stock originally issued to J&J pursuant to the Inventory Transfer Agreement, (iii) any Common Stock issued upon conversion or redemption of the Series C Preferred Stock, (iv) the Dividend Shares and (v) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i)-(iv) above, that cannot be publicly resold by the holder thereof without registration under the Act or sold in a single transaction exempt from the registration and prospectus delivery requirement of the Act pursuant to Rule 144 thereunder, it being understood, for the purposes of this Agreement, that Registrable Securities shall cease to be Registrable Securities when (1) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, (2) they are transferred on the open market pursuant to any available exemption under the Act, (3) they have been otherwise transferred and the Company has delivered new certificates or other evidences of ownership for them not subject to any stop transfer order or other restriction on transfer and not bearing any legend restricting transfer in the absence of an effective registration or an exemption from the registration requirements of the Act, (4) they have been sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder in a transaction in which the Holder's rights under this Agreement are not assigned or assignable, or (5) the rights of the Holder under Section 1.2 have terminated pursuant to Section 1.9.

            (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities.

            (g) The term "SEC" shall mean the Securities and Exchange
Commission.

            1.2 Company Registration.

            (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

            (b) Notwithstanding any other provision of this Section 1.2, if the managing underwriter of an underwritten distribution advises in writing the Company and the Holders of the Registrable Securities requesting participation in such registration that in its good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered under this Section 1.2 exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering, then (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be issued by the Company, which shall have priority over the Registrable Securities), and (ii) such reduced number of shares shall be allocated among all participating Holders of Registrable Securities and holders of other securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities and other securities held by such Holders at the time of filing the registration statement; provided, however, that a minimum of thirty percent (30%) of the shares to be underwritten shall be allocated, on a pro rata basis, to the Holders requesting inclusion in such offering (the "selling stockholders"). For purposes of clause (ii) above concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the affiliates (as defined in the rules and regulations promulgated under the Act), partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

            1.3 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable

Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

            (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            (h) Notify the participating Holders at any time when a prospectus relating to any Registrable Securities covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly file such amendments and supplements as may be necessary so that, as thereafter delivered to such Holders of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use its best efforts to cause each such amendment and supplement to become effective.

            (i) Furnish on the closing date of an underwritten public offering
(i) an opinion, dated such date, of the counsel representing the Company, for purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

            1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            1.5 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 for each Holder (which right may be assigned as provided in Section 1.8), including (without limitation) all federal and state registration, filing, qualification fees, printers and accounting fees relating or apportionable thereto and reasonable fees and disbursements of one counsel for the participating Holders together, but excluding underwriting discounts and commissions relating to Registrable Securities.

            1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, and each officer, director, employee and agent thereof against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, and each officer, director, employee and agent thereof as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            (b) To the extent permitted by law, each selling Holder (severally and not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

            (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            (f) The obligations of the Company and Holders under this Section
1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

            1.9 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the fifth anniversary of the date of this Agreement.

            1.10 Reports Under 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities to the public without registration, the Company agrees to:

                  (a) make and keep available public information, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company nuder the Act and the 1934 Act; and

                  (c) furnish to a Holder owning any Registrable Securities upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), the Act and the 1934 Act (at any time after the Company has become subject to the reporting requirements of the 1934 Act), (ii) a copy of the most recent annual or quarterly report of the company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably required in availing any Holder of Registrable Securities of any rule or regulation of the SEC which permits the selling of any such Registrable Securities without registration or pursuant to such form (at any time after the company has become subject to the reporting requirements of the 1934 Act).

            1.11 Granting of Registration Rights. The Company shall not, without the prior written consent of the Holders of at least 50.1% of the Registrable Securities then outstanding, grant any rights to any persons to register any shares of capital stock or other securities of the Company that would limit the Holders' proportional rights under Section 1.2(b). The grant of registration rights to any person that would entitle such person to participate on a pro rata basis in an offering under
Section 1.2(b) shall not be deemed a limitation to the Holders' proportional rights under Section 1.2(b), pursuant to this Section 1.11; provided that in no circumstance will fewer than ten percent (10%) of the shares to be underwritten pursuant to Section 1.2(b) be allocated to the Holders, regardless of any subsequent registration rights granted by the Company.

            2. Miscellaneous.

            2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

            2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

            2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

            2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            2.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

            2.10 Entire Agreement; Amendment; Waiver; No Further Rights. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Stockholders hereby agree that they have no further rights under the ATI Registration Rights Agreement.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   DISCOVERY LABORATORIES, INC.



                                   By: _________________________________________
                                       Robert J. Capetola, Ph.D.
                                       President

                        Address:       _________________________________________
                                       _________________________________________


                                   Stockholders:

                                   JOHNSON & JOHNSON DEVELOPMENT CORPORATION


                                   By: _________________________________________

                        Address:       _________________________________________
                                       _________________________________________


                                   THE SCRIPPS RESEARCH INSTITUTE


                                   By: _________________________________________

                        Address:       _________________________________________
                                       _________________________________________

                                    EXHIBIT G

            INVESTOR AGREEMENT dated as of ___________, 1998 between the undersigned (the "Securityholder") and Discovery Laboratories, Inc. ("Discovery")

                                    Recitals

            Discovery, ATI Acquisition Corp. ("Sub") and Acute Therapeutics, Inc. ("ATI") have entered into an Agreement and Plan of Merger dated as of March 5, 1998 (the "Merger Agreement") pursuant to which Sub will merge with and into ATI (the "Merger") on the terms and conditions specified therein. As a result of the Merger, the Securityholder will receive shares of the Common Stock, par value $0.001 per share, of Discovery (the "Discovery Stock"), which Discovery Stock will be received in exchange for shares of the Common Stock, par value $0.001 per share, of ATI, or upon exercise of options exercisable prior to the Merger for such shares, owned by the Securityholder. The Securityholder is entering into this Agreement with Discovery as a material inducement for Discovery to enter into the Merger Agreement, and the Securityholder understands that Discovery will rely upon this Agreement in entering into the Merger Agreement and in consummating the transactions contemplated thereby.

SECTION 1. Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants to Discovery and covenants with Discovery as follows:

            a. The Securityholder has received and carefully reviewed a copy of the [consent solicitation document distributed to ATI securityholders] in connection with the Merger Agreement (the "Disclosure Statement") and Discovery's Annual Report on Form 10-KSB for the year ended December 31, 1997 (including without limitation the section thereof entitled "Important Considerations Regarding Forward-Looking Statements"), has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Discovery concerning the terms and conditions of the transactions contemplated by the Merger Agreement (the "Merger") and has received any additional information regarding Discovery which the Securityholder has requested.

            b. The Securityholder's consent to the Merger was not obtained by means of any form of general solicitation or general advertising, and in connection therewith the Securityholder did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

            c. The Securityholder is an accredited investor within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), and the Securityholder, if an entity, was not formed for the purpose of receiving the Discovery Stock. The Securityholder, either by reason of the Securityholder's business or financial experience or the business or financial experience of the Securityholder's purchaser representative (within the meaning of Rule 501 under the Securities Act ), which purchaser representative, if any, is unaffiliated with and is not compensated by Discovery or any affiliate of Discovery, directly or indirectly, has the capacity to protect the Securityholder's interests in connection with the Merger.

            d. The Securityholder recognizes that the acquisition of the securities to be distributed to the Securityholder in the Merger (the "Shares") by virtue of the Securityholder's consent to the Merger involves a high degree of risk in that (i) an investment in Discovery is highly speculative and (ii) the Securityholder could sustain the loss of the Securityholder's entire investment.

            e. The Securityholder hereby acknowledges that the issuance of the Discovery Stock to the Securityholder has not been registered under the Securities Act and is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Sections 4(2) of the Securities Act and Regulation D promulgated thereunder. The Securityholder agrees that the Securityholder will not sell or otherwise transfer the Discovery Stock received by the Securityholder unless (i) such sale or transfer is registered under the Securities Act or (ii) in the opinion of counsel reasonably acceptable to Discovery, such sale or transfer is otherwise exempt from registration under the Securities Act.

            f. The Securityholder understands that Discovery is under no obligation to register the sale or other transfer of the Discovery Stock under the Securities Act or, except as provided in Section 3 below, to take any other action necessary in order to make compliance with an exemption from such registration available.

SECTION 2. Securities Act Legends; Stop Transfer Instructions. The Securityholder agrees that each certificate representing the Shares shall bear a legend substantially similar to the following:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ABSENT SUCH REGISTRATION UNLESS EVIDENCE SATISFACTORY TO COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE HAS BEEN DELIVERED TO THE COMPANY.

and that such certificates may also have such additional legends, if any, as may be required in order to comply with the "blue sky" laws of any jurisdiction. The Securityholder further agrees to the issuance by Discovery to its transfer agent of stop transfer instructions with respect to any sale or other transfer of the Discovery Stock by the Securityholder absent registration under the Securities Act or the establishment by the Securityholder of an exemption therefrom in accordance with this Agreement.

            3. Rule 144 Undertaking. For so long as and to the extent necessary to permit the Securityholder to sell the Discovery Stock pursuant to Rule 144 under the Securities Act, Discovery shall use reasonable efforts to file, on a timely basis, all reports and data required to be filed with the Securities and Exchange commission by Discovery pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Discovery has filed all repots required to be so filed by it during the preceding 12 months.

            4. Miscellaneous. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement among the parties hereto with respect to its subject matter and supersedes all prior agreements, whether written or oral, with respect to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles). All representations and warranties made herein by the Securityholder shall survive the execution and delivery of this Agreement.

                                       SECURITYHOLDER:



                                       _________________________________________
                                       Name:

                                          DISCOVERY LABORATORIES, INC.



                                    By _________________________________________
                                       Name:
                                      Title:

                                    EXHIBIT H

                                [FORM OF LOCK-UP]

                                                               ___________, 1998

Discovery Laboratories, Inc.
509 Madison Avenue, 14th Floor
New York, New York  10022

Ladies and Gentlemen:

      This letter agreement is in connection with the Agreement and Plan of Merger dated as of March 5, 1998 (the "Merger Agreement") by and among Discovery Laboratories, Inc., a Delaware corporation (the "Company"), ATI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Acquisition Sub"), and Acute Therapeutics, Inc., a Delaware corporation ("Acute") pursuant to which, subject to the terms and conditions of the Merger Agreement, the undersigned may receive securities of the Company (the "Merger Securities").

      In consideration of the foregoing and in order to induce you to consummate the merger of Acquisition Sub with and into Acute pursuant to the Merger Agreement (the "Merger"), the undersigned hereby irrevocably agrees that it will not on or before November 25, 1998, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of the Company's Common Stock, or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire the Company's Common Stock, in each case which are attributable to the Merger Securities, without the prior written consent of the Company.

      Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock, in each case which are attributable to the Merger Securities, either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean lineal descendant, father, mother, brother or sister of the transferor.

      The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Company's Common Stock or other securities of the Company received by the undersigned pursuant to the Merger Agreement except in compliance with this agreement and further agrees that any stock certificates of the Company, and any other document evidencing ownership of securities of the Company, issued to the undersigned pursuant to the Merger Agreement shall bear restrictive legends prohibiting transfers except in accordance with the terms of this letter.

      This agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements entered into and performed by Delaware residents and entirely to be performed within Delaware.

                                          Very truly yours,




Dated: _______________                    __________________________
                                          Signature


                                          __________________________
                                          Printed Name and Title

                                                                         Annex B

                                                                      EXHIBIT I
                                                                    [to Annex A]
                           DISCOVERY LABORATORIES, INC
                            1998 STOCK INCENTIVE PLAN

                                   ARTICLE ONE

                               GENERAL PROVISIONS

      I. PURPOSE OF THE PLAN

            This 1998 Stock Incentive Plan (the "Plan") is intended to promote the interests of Discovery Laboratories, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

            The Plan shall serve as the successor to the Corporation's 1995 Stock Option Plan ( the "Predecessor Plan"), and no further option grants shall be made under the Predecessor Plan after the date on which the Plan is approved by the Corporation's stockholders (the "Stockholder Approval Date"). All options outstanding under the Predecessor Plan on the Stockholder Approval Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

            Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

      II. STRUCTURE OF THE PLAN

            A. The Plan shall be divided into three separate equity programs:

                  (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                  (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                  (iii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

            B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

      III. ADMINISTRATION OF THE PLAN

            A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

            B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

            C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

            D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

      IV. ELIGIBILITY

            A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                  (i) Employees,

                  (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                  (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

            B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

            C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

            D. Only non-employee members of the Board [who are not 10% Stockholders] shall be eligible to participate in the Automatic Option Grant Program.

      V. STOCK SUBJECT TO THE PLAN

            A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed
[         ] shares. Such authorized share reserve is comprised of (i) the number of shares which remain available for issuance, as of the Stockholder Approval Date, under the Predecessor Plan as last approved by the Corporation's stockholders, comprised of the shares subject to the outstanding options to be incorporated into the Plan as of the Stockholder Approval Date and the additional shares which would otherwise be available for future grant under the Predecessor Plan (estimated to be 395,800 shares in the aggregate as of March 1,
1998), plus (ii) an additional increase of [            ] shares authorized by
the Board on [         ], 1998, subject to approval by the Corporation's
stockholders at the 1998 Annual Meeting.

            B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than [250,000] shares of Common Stock in the aggregate per calendar year, beginning with the 1998 calendar year.

            C. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

            D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

      I. OPTION TERMS

            Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

            A. Exercise Price.

                  1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

                        (i) cash or check made payable to the Corporation,

                        (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                        (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

            Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

            C. Effect of Termination of Service.

                  1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                        (i) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

                        (ii) Should the Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

                        (iii) If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee's death to exercise such option.

                        (iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

                        (v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service plus any additional Option Shares for which vesting is, pursuant to the terms of the applicable option agreement, to accelerate at the time of such cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested (after taking into account any vesting acceleration provisions tied to the Optionee's cessation of Service).

                        (vi) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to remain outstanding.

                  2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                        (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                        (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

            D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

            E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

            F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      II. INCENTIVE OPTIONS

            The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

            A. Eligibility. Incentive Options may only be granted to Employees.

            B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

            C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

      III. CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

            B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

            C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction.

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

            E. Notwithstanding Section III.A. of this Article Two, the Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Corporate Transaction shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full, even in the event the options are to be assumed.

            F. The Plan Administrator shall have full power and authority exercisable, either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program in the event the Optionee's Service terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

            G. The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon (i) a Change in Control or (ii) the termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen
(18) months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Optionee's cessation of Service. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Change in Control or Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

            H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

            I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      IV. CANCELLATION AND REGRANT OF OPTIONS

            The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

      V. STOCK APPRECIATION RIGHTS

            A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

            B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                        (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                        (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                        (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

            C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                        (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                        (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                        (iii) Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

                        (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

      I. STOCK ISSUANCE TERMS

            Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

            A. Purchase Price.

                  1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

                  2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                        (i) cash or check made payable to the Corporation, or

                        (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

            B. Vesting Provisions.

                  1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives.

                  2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                  3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                  4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

                  5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

      II. CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

            B. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase right remains outstanding, to provide for the automatic termination of one or more of those outstanding rights and the immediate vesting of the shares of Common Stock subject to such rights upon the occurrence of a Corporate Transaction.

            C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

            D. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest upon (i) a Change in Control or (ii) the termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

      III. SHARE ESCROW/LEGENDS

            Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM

      I. OPTION TERMS

            A. Grant Dates. Option grants shall be made on the dates specified below:

                  1. Each individual who is first elected or appointed as a non-employee Board member at any time after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided that individual has not previously been a director of or in the employ of the Corporation or any Parent or Subsidiary .

                  2. On the date of the 1998 Annual Meeting (the Stockholder Approval Date) and on the date of each Annual Stockholders Meeting held after such date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided that with respect to each Annual Stockholders Meetings held after the 1998 Annual Meeting, such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 10,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

            B. Exercise Price.

                  1. The exercise price per share shall be equal to sixty percent (60%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

            D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each option grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee's completion of each year of Board service over the four (4)-year period commencing six (6) months following the option grant date, with the first such installment to vest eighteen (18) month after the option grant date.

            E. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                        (i) The Optionee (or, in the event of the Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                        (ii) During the twelve (12)-month post-service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                        (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                        (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
      (12)-month post-service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

      II. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

            A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

            C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

            E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III. REMAINING TERMS

            The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

      I. FINANCING

            The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

      II. TAX WITHHOLDING

            A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

            B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

      III. EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant or Automatic Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Stockholder Approval Date. If the Stockholder Approval Date does not occur within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

            B. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan on the Stockholder Approval Date which do not otherwise contain such provisions.

            C. The Plan shall terminate upon the earliest of (i) March 24, 2008 (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

      IV. AMENDMENT OF THE PLAN

            A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

            B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

      V. USE OF PROCEEDS

            Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      VI. REGULATORY APPROVALS

            A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

            B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

      VII. NO EMPLOYMENT/SERVICE RIGHTS

            Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

            The following definitions shall be in effect under the Plan:

      A. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.

      B. Board shall mean the Corporation's Board of Directors.

      C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                  (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

      D. Code shall mean the Internal Revenue Code of 1986, as amended.

      E. Common Stock shall mean the Corporation's common stock.

      F. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or


                                      A-1.

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

      G. Corporation shall mean Discovery Laboratories, Inc., a Delaware corporation, and its successors.

      H. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

      I. Eligible Director shall mean a non-employee Board member who is not a 10% Stockholder.

      J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

      L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq SmallCap Market or Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on such market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      M. Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities


                                      A-2.

pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

      N. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

      O. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's duties and responsibilities or the level of management to which Optionee reports, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

      P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

      Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

      R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

      S. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

      T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                      A-3.

      U. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

      V. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

      W. Plan shall mean the Corporation's 1998 Stock Incentive Plan, as set forth in this document.

      X. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

      Y. Plan Effective Date shall mean [__________________], 1998, the date on which the Plan was adopted by the Board.

      Z. Predecessor Plan shall mean the Corporation's 1995 Stock Option Plan in effect immediately prior to the Plan Effective Date hereunder.

      AA. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

      BB. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

      CC. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

      DD. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.


                                      A-4.

      EE. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

      FF. Stockholder Approval Date shall mean the date on which the Plan is approved by the Corporation's stockholders.

      GG. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

      HH. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

      II. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      JJ. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

      KK. Taxes shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

      LL. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).


                                      A-5.